AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON DECEMBER 23, 1997

                                                 REGISTRATION NO. 333-24937
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  ------------------
                          POST-EFFECTIVE AMENDMENT NO. 2 TO
                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------
                            MEDLEY CREDIT ACCEPTANCE CORP.
                    (Name of Small Business Issuer in Its Charter)
                                  ------------------
                 DELAWARE                6153              13-3571419
                (State Or         (Primary Standard     (I.R.S. Employer
             Jurisdiction of          Industrial       Identification No.)
             Incorporation or    Classification Code
              Organization)            Number)
                                  ------------------
                             1100 PONCE DE LEON BOULEVARD
                               CORAL GABLES, FL  33134
                                    (305) 443-5002
                 (Address and Telephone Number of Principal Executive
                       Offices and Principal Place of Business)
                                  ------------------
                                   ROBERT D. PRESS
                         PRESIDENT AND CHAIRMAN OF THE BOARD
                            MEDLEY CREDIT ACCEPTANCE CORP.
                             1100 PONCE DE LEON BOULEVARD
                               CORAL GABLES, FL  33134
                                    (305) 443-5002
              (Name, Address and Telephone Number of Agent For Service)
                                  ------------------
                                       COPY TO:
                                 DAVID R. HARDY, ESQ.
                                  REID & PRIEST LLP
                                 40 WEST 57TH STREET
                              NEW YORK, NEW YORK  10019
                                    (212) 603-2000

                                  ------------------
             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]





             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[x] 333-24937
                       ---------

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                  ------------------


                         1,600,000 SHARES OF COMMON STOCK AND
           REDEEMABLE WARRANTS TO PURCHASE 1,600,000 SHARES OF COMMON STOCK

                            MEDLEY CREDIT ACCEPTANCE CORP.

             Medley Credit Acceptance Corp., a Delaware corporation (the "Company"), is offering hereby, subject to the immediately following paragraph, a minimum of 1,200,000 shares of common stock, $.01 par value per share (the "Common Stock"), and redeemable warrants to purchase a minimum of 1,200,000 shares of Common Stock (the "Warrants"), on a best efforts, all or none basis (the "Minimum Offering"), and a maximum of 1,600,000 shares of Common Stock and Warrants to purchase 1,600,000 shares of Common Stock (the "Maximum Offering"), at an offering price of $5.50 per share of Common Stock and $0.15 per Warrant. The shares of Common Stock and Warrants in excess of the Minimum Offering will be offered on a "best efforts" basis. Pending the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants, all proceeds will be held in an escrow account. If 1,200,000 shares of Common Stock and 1,200,000 Warrants are not sold by December 24, 1997, all monies received will be refunded to subscribers in full. If subscriptions for 1,200,000 shares of Common Stock and 1,200,000 Warrants have been received, the offering will continue on a "best efforts" basis, up to a maximum of 1,600,000 shares of Common Stock and 1,600,000 Warrants, but without any escrow or refund provisions.

             Of the shares of Common Stock being offered hereby, 1,000,000 shares (in the event of the Minimum Offering and 1,400,000 shares in the event of the Maximum Offering) are being offered directly by the Company and 200,000 shares are being offered directly by Medley Group, Inc., the Company's parent ("Group" or the "Selling Stockholder"). The Company will not receive directly any of the proceeds from the sale of the Common Stock by Group. The 200,000 shares of Common Stock being offered by Group will be included among the 1,200,000 shares being offered in the Minimum Offering. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, Inc., Group's majority owned subsidiary and an affiliate of the Company ("Medley Refrigeration"), will remit to the Company, at the closing of the Minimum Offering, the $1,100,000 in proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $1,100,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent (as defined below) to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $1,100,000 in proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.

             The shares of Common Stock and the Warrants may be purchased separately and will be separately transferable immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.75 at any time commencing July 22, 1998 until July 22, 2002. The Warrants are redeemable by the Company at any time after July 22, 1998, upon notice of not less than 30 days, at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the offering price of the Common Stock being offered hereby. The holders of the Warrants are granted exercise rights until the close of business on the date fixed for redemption. See "Description of Securities."

             The Company has a limited operating history and limited or no experience in some of the businesses it anticipates pursuing. In addition, the Company will rely heavily on the management services of affiliates who, in turn, have limited operating histories and limited capital. See "Business."
                                ---------------------
          THESE ARE SPECULATIVE SECURITIES. THE  SECURITIES  OFFERED
               HEREBY INVOLVE  A HIGH  DEGREE OF  RISK  AND  IMMEDIATE
          SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO
             CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
                               FACTORS" AND "DILUTION."
                                ---------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                                                 Proceeds to
                                                                   Selling
                            Price to         Proceeds to     Shareholder(1)(2)(
                              Public        Company (1)(2)           3)

           Per Share      $       5.50      $     5.50            $     5.50
           Per Warrant    $       0.15      $     0.15
           Total            $6,780,000      $5,680,000            $1,100,000
           Minimum

           Total            $9,040,000      $7,940,000            $1,100,000
           Maximum

                                ---------------------
                                                  (Continued on next page)
                   THE DATE OF THIS PROSPECTUS IS DECEMBER 0, 1997


          (Continued from previous page)

          (1) The shares of Common Stock and Warrants are being offered on a best efforts basis directly by the Company through certain of the Company's officers, directors and employees. No commissions or other offering remuneration will be paid in connection with this offering. This offering terminates on December 24, 1997. Subscriptions will be placed in escrow in a non-interest bearing account with Turnberry Bank, Aventura, Florida, as agent for the Company (the "Escrow Agent"), pending attainment of the Minimum Offering. See "Plan of Distribution."
          (2) Before deducting expenses, estimated at $185,000, payable by the Company. The Company has agreed to pay all expenses attributable to the sale of the Selling Stockholder's shares.
          (3) The 200,000 shares of Common Stock being sold directly by the Selling Stockholder will be included among the 1,200,000 shares being offered in the Minimum Offering. The Selling Stockholder is not selling any Warrants in this offering.

             Prior to this offering, there has been no public market for the Common Stock or the Warrants. No assurance can be given that public markets for the Common Stock or Warrants will develop following the completion of this offering or that, if any such markets do develop, they will be sustained. The Company has filed an application for the Common Stock and Warrants to be quoted on the NASDAQ Small-Cap Market system ("NASDAQ") under the proposed symbols "MCAC" and "MCACW", respectively. To date, NASDAQ has declined to accept the Company's Common Stock and Warrants for trading on the NASDAQ Small-Cap market system. The Company has been advised that NASDAQ's current position is based upon (i) public interest concerns resulting from the affiliation between PCM Securities, L.P., an NASD registered broker-dealer that was originally engaged to underwrite this offering ("PCM"), and the Company and (ii) NASDAQ's belief that the Company's auditors have not yet received an unqualified peer review opinion from the AICPA. Specifically, NASDAQ advised the Company that PCM has been the subject of certain allegations in the press involving ties to organized crime. Robert D. Press, the Chairman of the Board and President of the Company, served as a registered representative of PCM from 1991 until July 1997. Steven L. Edelson, the former Chairman of the Board of the Company (Mr. Edelson resigned from this office on July 31, 1997), is the regulatory and compliance principal for PCM. The Company terminated its underwriting agreement with PCM in July 1997. The Company's auditors' not having yet received an unqualified peer review opinion is of concern to NASDAQ since this offering is being undertaken without the benefit of an underwriter and the accompanying underwriter's due diligence review. The Company has been advised by its auditors that a qualified peer review opinion was issued because the auditors' quality control policies and procedures for engagement performance for partner review of work papers were not followed. The Company has appealed NASDAQ's current position regarding listing on the Small-Cap market system. A decision is anticipated in January 1998. Pending this decision, the Company's Common Stock and Warrants will be quoted on the Electronic Bulletin Board maintained by NASDAQ.

             The initial public offering prices for the Common Stock and Warrants have been arbitrarily determined by the Company and do not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value. See "Plan of Distribution."

             The Common Stock and the Warrants are being offered directly by the Company through certain of the Company's officers, directors and employees. Each investor must purchase a minimum of 100 shares of Common Stock and/or 100 Warrants in this offering. Any larger number of shares and/or Warrants must be purchased in 100 share and/or Warrant increments. The Common Stock and Warrants are offered when, as and if delivered by the Company and subject to certain other conditions. The Company reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and the Warrants offered hereby will be made upon transfer of the funds in escrow by the Escrow Agent to the Company's account upon completion of the Minimum Offering and from time to time thereafter as subscriptions are received.








                                AVAILABLE INFORMATION

             The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.




                                  PROSPECTUS SUMMARY

             The follow summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. All share and per share data and information in this Prospectus relating to the number of shares of Common Stock outstanding have been adjusted to give effect to the 1,120:1 stock split effected on June 30, 1996 and the 3:2 stock split effected on December 31, 1996.

                                     THE COMPANY

             Medley Credit Acceptance Corp. (the "Company") is a specialty finance company which has been engaged primarily in the financing of (i) dry cleaning equipment to small dry cleaning businesses throughout the eastern United States and (ii) refrigeration equipment sold or leased by Medley Refrigeration, an affiliate of the Company. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida. Since 1993 and 1994, respectively, each of the Company and Medley Refrigeration has operated as a majority-controlled subsidiary of Group, a Delaware holding company.

             Prior to September 1, 1993, the Company (then called Premier Lease Concepts, Inc., a Delaware corporation) was engaged primarily in the financing of dry cleaning equipment to small dry cleaning businesses throughout the eastern United States. In September 1993, Premier Lease Concepts, Inc. was merged into a subsidiary of Group. As part of this Merger, the Company's name was changed to Medley Credit Acceptance Corp. Commencing with its affiliation with Group and continuing through 1995, the Company focused its marketing efforts primarily on providing financing to creditworthy purchasers of dry cleaning equipment. Commencing in 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such purchasers tend to be small entities whose asset bases may not be significant enough to attract traditional institutional lenders. Such purchasers are typically willing to pay a premium in terms of interest rates for convenience and availability of financing.

             During December 1996, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of the refrigeration equipment leases entered into by Medley Refrigeration with its customers. Prior to this assignment, the Company historically would lend Medley Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the aforementioned assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration. Following the consummation of this offering, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

             The Company's experience in the specialty finance business has historically been conducted with a smaller capital base than will be available to the Company following the consummation of this offering. In order to increase its capital base for further financing, the Company traditionally has resorted to obtaining lines of credit secured by leased equipment, to procuring unsecured borrowings from individual investors and to selling or borrowing against its leases. In this regard, the Company has established relationships with principal sources of financing and has learned the particular focus and requirements of such sources. The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. There can be no assurance, however, that the Company will successfully implement all or a portion of this anticipated expansion.

             One of the principal focuses of the Company's business expansion following the consummation of this offering will be the Company's anticipated entrance into the factoring business, i.e., providing small-to-medium sized, high risk growth companies with capital through the discounted purchase of their accounts receivable. Management of the Company perceives the Company de-emphasizing its refrigeration and dry cleaning equipment financing businesses as the Company's factoring business grows. The Company also anticipates making advances to its factoring clients collateralized by inventory, equipment, real estate and other assets (collectively, "Collateralized Advances"), and, on occasion, providing other specialized financing structures which will be designed to satisfy the unique requirements of the Company's clients.

             The Company believes that its factoring business typically will consist of the Company entering into an accounts receivable factoring and security agreement with a client which will (i) obligate the client to sell the Company a minimum amount of accounts receivable each month (or a minimum amount of receivables during the term of the agreement); (ii) usually have a term of not less than six months and, more likely, one year and
          (iii) be automatically renewable. When making a Collateralized Advance, the Company will enter into such additional agreements with the client and, if appropriate, third parties, as the Company deems necessary or desirable, based on the type(s) of collateral securing the Collateralized Advance. The Company will purchase accounts receivable from its factoring clients at a discount from face value and usually require the client's customers to make payment on the receivables directly to the Company. The Company will almost always reserve the right to seek payment from the client in the event the client's customers fail to make the required payment. To secure all of a client's obligations to the Company, the Company will also take a lien on all accounts receivable of the client (to the extent not purchased by the Company) and, whenever available, blanket liens on all of the client's other assets (some or all of which liens may be subordinate to other liens). When making a Collateralized Advance, the Company will almost always take a first lien on the specific collateral securing the Collateralized Advance. The Company may, on occasion, make Collateralized Advances secured by a subordinate lien position, but only if management of the Company determines that the equity available to the Company in a subordinate position would be adequate to secure the Collateralized Advance. The Company will almost always require personal guaranties (either unlimited or limited to the validity and collectibility of purchased accounts receivable) from each client's principals. Although the Company will obtain as much collateral as possible and usually retain full recourse rights against its clients, clients (and account debtors) may fail and accordingly, there can be no assurance that the collateral obtained and the recourse rights retained (together with any personal guaranties) will be sufficient to protect the Company against loss. Moreover, since the Company has very limited prior experience as a factor, there can be no assurance that the Company's expansion into the factoring business will be a profitable, or economically prudent, venture.

             The Company was incorporated under the laws of the State of Delaware on May 2, 1990 under the name Premier Lease Concepts, Inc. The Company's principal executive offices are located at 1100 Ponce de Leon Boulevard, Coral Gables, Florida 33134, and its telephone number is (305) 443-5002.


                                     THE OFFERING

           SECURITIES OFFERED  . . . . .   A minimum of 1,200,000
                                           shares of Common Stock (of
                                           which the Company is
                                           offering 1,000,000 shares
                                           and the Selling Stockholder
                                           is offering 200,000 shares)
                                           and 1,200,000 Warrants and a
                                           maximum of 1,600,000 shares
                                           of Common Stock (of which
                                           the Company is offering
                                           1,400,000 shares and the
                                           Selling Stockholder is
                                           offering 200,000 shares) and
                                           1,600,000 Warrants.  See
                                           "Description of Securities"
                                           and "Plan of Distribution."
           INVESTMENT PER INVESTOR . . .   Minimum of 100 shares of
                                           Common Stock and/or 100
                                           Warrants and greater
                                           purchases in 100 shares and
                                           Warrant increments.  See
                                           "Plan of Distribution."

           COMMON STOCK OUTSTANDING
             PRIOR TO THE OFFERING(1)  .   1,680,000 shares.
           COMMON STOCK TO BE OUTSTANDING  2,650,000 shares in the
             AFTER THE OFFERING(1)   . .   event the Minimum Offering
                                           is sold and 3,050,000 shares
                                           if the Maximum Offering is
                                           sold.  See "Use of
                                           Proceeds."
           WARRANTS





             NUMBER TO BE OUTSTANDING      1,200,000 Warrants if the
               AFTER THE OFFERING(1) . .   Minimum Offering is sold and
                                           1,600,000 Warrants if the
                                           Maximum Offering is sold.

             EXERCISE TERMS  . . . . . .   Exercisable at $5.75 per
                                           share, subject to adjustment
                                           in certain circumstances,
                                           commencing July 22, 1998.
                                           See "Description of
                                           Securities Redeemable
                                           Warrants."
             EXPIRATION DATE . . . . . .   July 22, 2002.

             REDEMPTION  . . . . . . . .   Redeemable by the Company at
                                           any time after July 22,
                                           1998, upon notice of not
                                           less than 30 days, at a
                                           price of $.15 per Warrant,
                                           provided that the closing
                                           bid quotation of the Common
                                           Stock on all 25 of the
                                           trading days ending on the
                                           third day prior to the day
                                           on which the Company gives
                                           notice of redemption has
                                           been at least 150%
                                           (currently $8.25, subject to
                                           adjustment) of the initial
                                           offering price of the Common
                                           Stock offered hereby.  The
                                           Warrants will be exercisable
                                           until the close of business
                                           on the date fixed for
                                           redemption.  See
                                           "Description of
                                           Securities Redeemable
                                           Warrants."

           USE OF PROCEEDS . . . . . . .   The Company intends to apply
                                           the net proceeds from this
                                           offering, generally, to
                                           expand into the factoring
                                           business, to enhance its
                                           capital based financing
                                           activities, to fund, staff
                                           and market its anticipated
                                           service-based financing
                                           activities, to satisfy
                                           outstanding indebtedness and
                                           declared but unpaid
                                           dividends and for working
                                           capital and general
                                           corporate purposes.  See
                                           "Use of Proceeds."
          _____________________________________________

          (1) Does not include (i) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Minimum Offering is sold or 1,600,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Maximum Offering is sold, (ii) 500,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Company's 1997 Stock Option Plan, (iii) 1,300,000 shares of Common Stock reserved for issuance upon the exercise of other outstanding warrants and (iv) approximately 632,902 shares of Common Stock reserved for issuance upon the conversion of 2,958,817 outstanding shares of Series A 10% Convertible Preferred Stock of the Company (the "Convertible Preferred Stock"). See "Management" and "Description of Securities - Preferred Stock."

           OFFERING TERMINATION  . . . .   The offering will terminate
                                           on December 24, 1997.  See
                                           "Plan of Distribution."


           RISK FACTORS  . . . . . . . .   The securities offered
                                           hereby are speculative and
                                           involve a high degree of
                                           risk and immediate
                                           substantial dilution and
                                           should not be purchased by
                                           investors who cannot afford
                                           the loss of their entire
                                           investment. See "Risk
                                           Factors" and "Dilution."


           PROPOSED NASDAQ LISTING . . .   The Company has filed an
                                           application for the Common
                                           Stock and Warrants to be
                                           quoted on the NASDAQ Small-
                                           Cap market system under the
                                           proposed symbols "MCAC" and
                                           "MCACW", respectively.  To
                                           date, NASDAQ has declined to
                                           accept the Company's Common
                                           Stock and Warrants for
                                           trading.  The Company has
                                           appealed NASDAQ's current
                                           position and a decision
                                           regarding Small-Cap market
                                           system listing is
                                           anticipated in January 1998.
                                           Pending this decision, the
                                           Company's Common Stock and
                                           Warrants will be quoted on
                                           the Electronic Bulletin
                                           Board maintained by NASDAQ.
                                           See "Plan of Distribution."


                            SUMMARY FINANCIAL INFORMATION

             The summary financial information set forth below is derived from and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

          STATEMENT OF OPERATIONS DATA:
                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                             YEAR ENDED DECEMBER 31,       (UNAUDITED)
                             ----------------------    --------------------

                               1996         1995         1997        1996
                               ----         ----         ----        ----
     Operating Revenues  .  $356,235    $388,008     $189,020     $310,920
     Income (Loss) from
       Continuing
       Operations Before
       Other Income
       (Expense) . . . . .  (369,704)   (296,807)    (119,356)     (48,039)
     Other Income (Expense)  693,064    (600,000)   74,530       36,113

     Preferred Dividend  .  (232,722)   (205,447)    (221,848)    (164,006)
     Net Income (Loss)
       Applicable to Common   90,638                 (266,674)    (175,932)
       Stockholders  . . .            (1,102,064)
     Net Income (Loss) Per
       Common Share  . . .       .05        (.98)        (.16)        (.16)

     BALANCE SHEET DATA:
                                                   SEPTEMBER 30, 1997
                                                      (UNAUDITED)
                                         --------------------------------------

                                                            AS ADJUSTED(1)
                                                        -----------------------
                                            Actual       Minimum      Maximum
                                            ------       -------      -------

      Working capital (deficit) . . .    $ (790,839)   $3,526,565   $5,036,565

      Total assets  . . . . . . . . .     1,994,513     6,478,115    8,738,115
      Total liabilities . . . . . . .     1,699,166     1,010,128    1,010,128

      Stockholders' equity  . . . . .       295,347     5,467,987    7,727,987

     ----------
     (1) Gives effect to the sale of a minimum of 1,200,000 shares of Common Stock (1,000,000 of which are being offered by the Company and 200,000 of which are being offered by the Selling Stockholder) and 1,200,000 Warrants offered hereby and a maximum of 1,600,000 shares of Common Stock (1,400,000 of which are being offered by the Company and 200,000 of which are being offered by the Selling Stockholder) and 1,600,000 Warrants offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


                                     RISK FACTORS


        The securities offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

        1. Limited Operating History. The Company has been engaged in the specialty financing business for a limited period. From June 1990 to September 1993, the Company, then called Premier Lease Concepts, Inc., was engaged principally in the financing of dry cleaning equipment to small dry cleaning businesses throughout the eastern United States. Commencing in December 1996, the Company allocated most of its available capital to financing the acquisition of refrigeration equipment sold by the Company's affiliate, Medley Refrigeration, to customers in the food service and hospitality businesses in southeast and central Florida. Upon the consummation of this offering, the Company plans to broaden its leasing efforts to expand to entities unaffiliated with the Company and to expand its specialty financing business into the factoring marketplace, an area in which the Company has very limited prior operating experience.
     Accordingly, the Company's prior limited business performance in the refrigeration and dry cleaning equipment financing businesses may not provide sufficient basis from which to judge the Company's future as augmented by the proceeds of this offering. Moreover, given the Company's lack of prior experience in the factoring business, there can be no assurance that the Company's entry into this marketplace will be profitable or economically prudent. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

        2. Significant Capital Requirements; Dependence on Proceeds of Offering; Possible Need for Additional Financing. The Company's capital requirements in connection with its operational activities have been, and continue to be, significant. The Company is dependent on the proceeds of this offering to finance and expand its ongoing specialty finance business, to commence its anticipated factoring business and to finance its other working capital requirements. The Company anticipates, based on its current proposed plans and assumptions relating to its operations and expansion, that the proceeds of this offering will be sufficient to satisfy the contemplated cash requirements of the Company for approximately 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions prove to be inaccurate or the proceeds of this offering prove to be insufficient to fund the Company's operations or its expansion (due to unanticipated expenses, delays, problems or otherwise), the Company would be required to seek additional funding. Depending upon the Company's financial strength and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital. The Company has no current arrangements with respect to, or sources of, any additional capital, and there can be no assurance that such additional capital will be available to the Company, if needed, on commercially reasonable terms or at all. The inability of the Company to obtain additional capital would have a material adverse effect on the Company and could cause the Company to be unable to implement its business strategy or proposed expansion or to otherwise significantly curtail or cease its operations. It is not anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. To the extent that any such financing involves the sale of the Company's equity securities, the interests of the Company's then existing stockholders could be substantially diluted. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

        3. Explanatory Paragraph in Report of Independent Public Accountants. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements stating that certain factors raise a substantial doubt about the ability of the Company to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

        4. Expansion into New Business Areas. The Company's strategic plan contemplates increasing the amount of lease brokering it conducts, which activity could generate profits without utilizing the Company's capital. This activity would consist of locating opportunities to lease finance and transferring such opportunities to other financing sources, such as unaffiliated lessors, banks and lenders, for fee income. The Company's prior experience in such lease brokering activities is limited and there can be no assurance that the Company will generate any profits from these proposed lease brokering activities. In addition, the Company plans to enter into the factoring business, an area which will involve different types of credit underwriting than the Company is presently familiar with. Accordingly, there can be no assurance that the Company will generate any profits from its proposed factoring business. See "Business."

        5.  Dependence on Affiliates and Others; Related Party Transactions.
     The Company historically has principally relied, and following this offering may continue to rely, on the customer relationships generated by its affiliates as a significant source of its business. While the Company, following the consummation of this offering, anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company, it will nonetheless continue to endeavor to provide lease financing or purchase financing for customers of its affiliates and to treat such customers as potential customers for other financial services. As such, the Company may be regarded as dependent upon its affiliates in this respect. Similarly, to the extent that the Company enters into the factoring or lease brokering businesses, the Company will also pursue initially the customer relationships established by its affiliates. In each of the foregoing cases, the success of the Company will in part be dependent upon the customer relationships of others.

        The Company also may be affected by the financial performance of those persons the Company is relying upon. In purchasing equipment leased to Medley Refrigeration customers, the Company may have residual liability exposure to Medley Refrigeration itself if a lessee defaults on the lease alleging a defense attributable to a breach of Medley Refrigeration's obligations. In addition, the Company may endeavor to facilitate sales of Medley Refrigeration equipment as a result of the Company's equipment financing business. While it is the Company's intention that all credit decisions with respect to lessees will be made on a purely arm's length basis, the Company might be encouraged, with respect to Medley Refrigeration's customers (arising strictly from the affiliation between the Company and Medley Refrigeration), to incur greater risk than would be prudent for a Company not affiliated with an entity it is doing business with. Group, which is controlled, in part, by Robert D. Press, the President of the Company, is the principal stockholder of Medley Refrigeration. Consequently, to the extent Medley Refrigeration benefits, directly or indirectly, from transactions with or involving the Company (sales or financings by the Company of Medley Refrigeration's equipment to Medley Refrigeration's customers), Mr. Press (as one of the control persons of Group) will indirectly be benefitted.

        Moreover, the Company intends to apply, from the proceeds from this offering, the following amounts to the following directors and executive officers of the Company (except as set forth herein, no other director or executive officer, or any of their respective affiliates, will receive, directly or indirectly, any proceeds from this offering): Robert D. Press, President and Chairman of the Board of the Company, will receive (i) $82,500 in consideration for the Company's repurchase of 15,000 shares of Common Stock owned by Mr. Press, (ii) $76,000 in consideration for complete satisfaction of all indebtedness owing by the Company to Mr. Press (Mr. Press has waived all interest payments) and (iii) $60,471.69 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Mr. Press (aggregating $218,971.69, or approximately 3.98% of the net proceeds from the Minimum Offering or approximately 2.82% of the net proceeds from the Maximum Offering); and Steven Dreyer, a director of the Company, will receive (i) $14,333.10 in partial satisfaction of certain indebtedness owing by the Company to an affiliate of Mr. Dreyer and (ii) $5,493.80 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Mr. Dreyer (aggregating $19,8262.90, or less than 1% of the net proceeds from the Minimum or Maximum Offerings). In addition, Carol Edelson, a principal stockholder of the Company and indirectly, through her husband, Steven L. Edelson, the former Chairman of the Board of the Company (Mr. Edelson resigned as Chairman of the Board of the Company on July 31, 1997 and concurrently therewith transferred to his wife, Carol Edelson, all of Mr. Edelson's right, title and interest in and to all securities of the Company then owned by Mr. Edelson, which securities comprise the securities listed directly below), one of the control persons of Group, will receive (i) $82,500 in consideration for the Company's repurchase of 15,000 shares of Common Stock owned by Ms. Edelson, (ii) $45,000 in consideration for complete satisfaction of all indebtedness owing by the Company to Ms. Edelson (Ms. Edelson has waived all interest payments) and (iii) $153,212.72 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Ms. Edelson (aggregating $280,712.72, or approximately 5.11% of the net proceeds from the Minimum Offering or approximately 3.62% of the net proceeds from the Maximum Offering).

        Following the consummation of this offering, the Company will require all agreements and arrangements involving it and any other related party, including the Company's officers, directors and 5% or greater stockholders, to be (i) negotiated, to the extent possible, on an arm's-length basis,
     (ii) on terms no more favorable to the party other than the Company thereto than otherwise could be obtained from an unaffiliated party and (iii) approved by a majority of the disinterested directors of the Company. In addition, the Company has agreed that following the closing of the Minimum Offering and the concurrent satisfaction by Group, on behalf of Medley Refrigeration, of all receivables then outstanding from Medley Refrigeration to the Company, the Company will not permit receivables from affiliates to exceed, at any time, the lesser of 10% of all of the
                                            ------
     Company's assets or $500,000 in the aggregate and that any loans to the Company's officers, directors, 5% or greater stockholders or affiliates will be for bona fide business purposes only and approved by a majority of the Company's disinterested directors. See "Use of Proceeds," "Management" and "Certain Transactions."

        6. Customer Credit Risks; Risk of Defaults in Factoring Business. As in any finance business, the Company's overall success will be governed heavily by the level of defaults it incurs. The Company believes that its credit evaluation procedures are adequate to limit its default rate to a manageable amount. Although the Company attempts to mitigate its credit risk through the use of a variety of commercial credit reporting agencies when processing the equipment lease applications of its customers and through various forms of nonrecourse financing, failure of the Company's customers to make scheduled payments under their equipment finance contracts could require the Company to make payments in connection with the recourse portion of its borrowings, if any, and forfeit cash collateral pledged as security in connection with those borrowings. In addition, any increase in such loss or in the rate of payment defaults under any of the equipment finance contracts originated by the Company (whether maintained by the Company in its own portfolio or assigned by the Company to its lenders) could adversely affect the Company's ability to obtain additional funding.

        The Company maintains an allowance for doubtful accounts in connection with payments due under equipment lease contracts held in the Company's portfolio. (The Company's portfolio currently is comprised of those contracts which the Company has purchased with working capital funds or under the revolving credit lines and not yet assigned to a nonrecourse lender or transferred in connection with an asset securitization transaction.) The allowance is maintained at a level which the Company deems sufficient to meet future estimated uncollectible contract receivables, based on its analysis of the delinquencies, problem accounts, and overall risks and probable losses associated with such contracts. There can be no assurance, however, that the amount of the Company's allowance will prove to be adequate.

        With respect to the Company's proposed new factoring business, the financial failure of a client or its customers or the failure of the Company to recover under personal guarantees from the client's principals or from other forms of security may adversely affect the Company's ability to fully recover amounts due. While the Company intends to purchase receivables on a full recourse basis, a client of the Company may be unable to meet its obligations. Losses may result if the Company is unable to recover under personal guarantees from the client's principals or from other forms of security. Accordingly, the Company intends to make provision for possible credit losses. There can be no assurance, however, that the amount of such provision will prove to be adequate. See "Business."

        7. Legal and Regulatory Limitations. Depending upon the form of financing engaged in by the Company, the Company's rates of return may be limited by various state laws limiting the permissible amounts of interest. Noncompliance with such laws or rules may result in substantial penalties or liabilities to the Company. The Company believes that its current practices comply with such laws and will continue to comply with applicable laws.

        The Company intends to use a portion of the proceeds of this offering to expand into the factoring business. Certain loans made in connection with this business may be considered "securities" under applicable federal and state securities laws. If the portion of the Company's assets invested in "securities" exceeds certain thresholds, the Company could be considered an "investment company" within the meaning of the Investment Company Act of 1940. Classification as an investment company could have a material adverse effect on the Company. The Company intends to limit its investments in any instruments which might be considered securities to an amount which would not cause it to be considered an investment company.
        8. Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Mr. Robert Press, the Company's President and Chairman of the Board. Although the Company and Mr. Press are parties to a one-year employment agreement (which renews automatically for successive one-year periods in the absence of action to the contrary), the loss of the services of Mr. Press would have a material adverse effect on the Company's business and prospects. Mr. Press devotes all of his business time and efforts to the affairs of the Company. Competition, however, for qualified employees, including personnel skilled in the leasing, factoring and specialty financing business, is intense, and the loss of key personnel or the inability to attract and retain, if necessary, additional skilled personnel for the Company's activities, could adversely affect the Company's business and prospects. There can be no assurance that the Company will be able to hire or retain such personnel. The Company does not currently maintain nor, in the foreseeable future, does it anticipate maintaining, key-man life insurance covering the lives of its significant employees. See "Business" and "Management."

        9. Dependence on Funding Sources. Equipment leasing and factoring are capital intensive businesses. The Company's revenues and profitability have traditionally been related directly to the volume of equipment financings the Company originates. To increase its equipment financing business, and to enter into the factoring marketplace, the Company will require access to substantial short and long-term credit and be required to continue to sell its loans and leases to third party discounters. To date, the Company's principal source of funding has been borrowings from private lenders. There can be no assurance that the Company will be able to obtain additional recourse or nonrecourse financing when needed or, to the extent such financing is available, on acceptable terms. The Company would be adversely affected if it were unable to continue to secure sufficient and timely funding on acceptable terms. See "Business."

        10. Collateral Value Risks. Loans and leases held by the Company will be secured, in part, by the collateral value of the underlying leased equipment. Refrigeration and dry cleaning equipment are not generally subject to the rapid deterioration in value. Nonetheless, to the extent the Company finances higher technology equipment (which currently is not contemplated), deterioration in the value of such equipment could undermine the security of the Company's financings and the Company's financial performance.

        11. Interest Rate Risk. Substantially all of the Company's equipment financing contracts require the Company's customers to make payments at fixed rates for specified terms. A small portion of these transactions are currently funded by the Company with fixed rate borrowings which are arranged at the time, or shortly after, the finance contract is recorded. This matching process mitigates interest rate risk for these transactions. However, from time to time, a portion of such contracts are originally financed by the Company from funds derived from working capital borrowed under its revolving credit line, which borrowings are subject to a variable interest rate. Consequently, if interest rates increase prior to the time the Company is able to secure fixed-rate, long-term financing for such contracts, the Company's profit margin with respect to such equipment financing contracts could be affected adversely. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        12. Competition. The factoring and financing of equipment businesses are highly fragmented. The Company competes, and in the future, will compete for customers with a number of national, regional and local finance and factoring companies, including those which, like the Company, specialize in particular segments of the overall market. In addition, the Company's competitors include, and will include, those equipment manufacturers which finance the sale or lease of their products themselves, other traditional types of financial services companies, such as commercial banks and savings and loan associations, and conventional leasing and factoring companies. Although the Company believes that it currently maintains a competitive advantage on the basis of its convenience-oriented financing and value-added services, many of the Company's competitors and potential competitors possess substantially greater financial, marketing, and operational resources. Moreover, the Company's future profitability will be directly related to the Company's ability to access capital funding and to obtain favorable funding rates as compared to the capital and costs of capital available to its competitors. Accordingly, there can be no assurance that the Company will be able to continue to compete successfully in its targeted markets. See "Business - Competition."

        13. Lack of Underwriter. This offering will be made on a "self-underwritten" basis. The Company has never engaged in the public sale of its securities and it has no experience in the underwriting of any public securities offerings. Accordingly, there is no prior experience from which investors may judge the Company's ability to consummate this offering. There can be no assurance that the Company will be successful in selling the shares of Common Stock and Warrants offered hereby. See "Plan of Distribution."

        14. Discretion in Application of Proceeds. The Company intends to utilize approximately $1,850,000 (or approximately 33.67%) of the net proceeds from the Minimum Offering, or approximately $2,750,000 (or approximately 35.46%) of the net proceeds from the Maximum Offering to implement its factoring business, approximately $1,500,000 (or approximately 27.30%) of the net proceeds from the Minimum Offering, or approximately $2,100,000 (or approximately 27.08%) of the net proceeds from the Maximum Offering to expand its equipment leasing business, approximately $411,739 (or approximately 7.50% of the net proceeds from the Minimum Offering or approximately 5.31% of the net proceeds from the Maximum Offering) to repay certain indebtedness, approximately $277,299 (or approximately 5.04% of the net proceeds from the Minimum Offering or approximately 3.57% of the net proceeds from the Maximum Offering) to satisfy certain declared but unpaid dividends and approximately $165,000 (or approximately 3.00% of the net proceeds from the Minimum Offering or approximately 2.13% of the net proceeds from the Maximum Offering) to redeem certain shares of Common Stock. The remaining approximate $1,290,962 (or approximately 23.49%) of the net proceeds from the Minimum Offering, or approximate $2,050,962 (or approximately 26.45%) of the net proceeds from the Maximum Offering, have been allocated to working capital and general corporate purposes. Management of the Company has discretion, within the parameters of its current business plan (i.e., primarily expanding its equipment leasing business and implementing its factoring business) to adjust the application and allocation of the net proceeds of this offering allocated to working capital and general corporate purposes in order to address changed circumstances and opportunities. As a result, the Company will be dependent upon the discretion and judgment of management with respect to the application of the net proceeds of this offering allocated to working capital and general corporate purposes. See "Use of Proceeds."

        15. Lack of Dividends. Since becoming a "C Corporation" for federal income tax purposes, the Company has not paid any dividends with respect to its Common Stock. Moreover, the Company does not intend to pay any dividends on its Common Stock in the foreseeable future. The holders of the Company's outstanding Convertible Preferred Stock are entitled to receive cumulative dividends, payable quarterly out of funds legally available therefor, at the annual rate of 10%. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business, except to the extent required to satisfy its obligations under the terms of the Convertible Preferred Stock. See "Dividend Policy" and "Description of Securities - Preferred Stock."

        16. Immediate and Substantial Dilution. This offering involves an immediate and substantial dilution of $3.44 per share or approximately 62.5% if the Minimum Offering is sold or $2.97 per share or approximately 54.0% if the Maximum Offering is sold between the pro forma net tangible book value per share after the offering and the public offering price of $5.50 per share of Common Stock. In addition, investors in this offering will have contributed approximately 96.5% of the total consideration paid for shares of Common Stock if the Minimum Offering is sold and approximately 97.5% of the total consideration paid for shares if the Maximum Offering is sold. See "Dilution."

        17. Shares Eligible for Future Sale. Upon the consummation of this offering, the Company will have 2,650,000 shares of Common Stock outstanding if the Minimum Offering is sold and 3,050,000 shares of Common Stock outstanding if the Maximum Offering is sold, assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. At that time, only the 1,200,000 shares being offered hereby by the Company and the Selling Stockholder in the event the Minimum Offering is sold, and the 1,600,000 shares being offered hereby by the Company and the Selling Stockholder in the event the Maximum Offering is sold, will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 1,450,000 shares, in either instance will be deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act and may, in certain circumstances, subject to the contractual restrictions described below, be sold without registration pursuant to such rule, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. 150,000 of these restricted shares will become eligible for sale under Rule 144 in December 1997 (subject to certain recurring three-month volume limitations prescribed by Rule 144).

        Group, which is controlled, in part, by Mr. Press, the President and Chairman of the Board of the Company, beneficially owns, as of the date of this Prospectus, 1,500,000 shares of Common Stock of the Company. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $1,100,000 in proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $1,100,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $1,100,000 in proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. Group has otherwise agreed with the Company not to sell or dispose of any of its shares for a period of six months from the date of this Prospectus. In addition, each holder of Convertible Preferred Stock has agreed with the Company not to sell or otherwise dispose of any shares of Common Stock issuable upon conversion of such Convertible Preferred Stock for a period of six months from the date of this Prospectus. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities. See "Principal Stockholders," "Description of Securities," "Shares Eligible for Future Sale" and "Plan of Distribution."

        18. Control by Management. Upon the consummation of this offering, Group, which is controlled, in part, by Mr. Press, will beneficially own approximately 49.0% in the event the Minimum Offering is sold, and 42.6% in the event the Maximum Offering is sold, of the issued and outstanding shares of Common Stock (assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock). Accordingly, Mr. Press, through his control of Group, will continue to be in a position to decide the outcome of any matters requiring a vote of stockholders, including the election of directors, changes in the Company's authorized capital and the dissolution, merger or sale of the assets of the Company, and generally, will be in a position to control the affairs of the Company. Moreover, Mr. Press will be in a position to determine the amount of executive compensation to be paid and whether dividends will be declared with respect to shares of the Company's capital stock. Purchasers of the shares of Common Stock and Warrants (to the extent exercised) offered hereby will be minority stockholders of the Company and, although entitled to vote on any matters that require stockholder approval, will not influence the outcome of such votes. See "Principal Stockholders" and "Description of Securities."

        19. No Assurance of Public Market; Unilateral Determination of Offering Price; Possible Volatility of Market Price of Common Stock and Warrants. Prior to this offering, there has been no public trading market for the Common Stock or Warrants. Consequently, the initial public offering prices have been determined unilaterally by the Company and do not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value. In addition, there can be no assurance that a regular trading market for the securities offered hereby will develop after this offering or that, if developed, that it will be sustained. The market price of the Common Stock and Warrants following the consummation of this offering may be highly volatile as has been the case with the securities of other companies effecting initial public offerings. Factors such as the Company's financial results, quarter-to-quarter variations in operating results, press releases, trading volumes, general market trends and various factors affecting the equipment financing and factoring businesses generally, may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market itself has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Plan of Distribution."

        20. Best Efforts Offering; Escrow of Investor Funds. This offering is being made on a "best efforts, all-or-none" basis directly by the Company through certain of the Company's officers, directors and employees. With respect to the first 1,200,000 shares of Common Stock and 1,200,000 Warrants, all or none of them will be sold. The remaining 400,000 shares of Common Stock and 400,000 Warrants offered will be made on a "best efforts" basis. There can be no assurance that any of the shares of Common Stock or Warrants will be sold. Under the terms of this offering, the Company is offering shares of its Common Stock and Warrants through December 24, 1997. Pending the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants, all proceeds will be held in an escrow account with Turnberry Bank, as Escrow Agent. No commitment exists by anyone to purchase all or any of the shares of Common Stock or Warrants offered hereby. Consequently, subscribers' funds may be escrowed until December 19, 1997 and returned without interest thereon or deduction therefrom in the event 1,200,000 shares of Common Stock and 1,200,000 Warrants are not sold by December 19, 1997. Investors, therefore, will not have the use of any subscription funds during the subscription period. See "Plan of Distribution."

        21. Anti-Takeover Provisions; Authorization of Preferred Stock. Delaware has enacted legislation that may deter or frustrate takeovers of the Company. In certain circumstances, Delaware law requires the approval of two-thirds of all shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of the Company's voting securities (other than stockholders currently meeting such description), excluding the voting power held by such stockholder. In addition to the potential impact on future takeover attempts and the possible perpetuation of management, the existence of such provision could have an adverse effect on the market price of the Company's Common Stock.

        The Company's Certificate of Incorporation authorizes the issuance of 10 million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. To date, the Board of Directors has authorized the issue of a series of up to 2,958,817 shares of Convertible Preferred Stock. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of preferred stock, there can be no assurance that the Company will not make such an issuance in the future. See "Description of Securities Anti-Takeover Provisions" and " Preferred Stock."

        22. Pending NASDAQ Application; Possible Delisting of Securities from NASDAQ if Approved for Listing; Disclosure Relating to Low-Priced "Penny" Stocks. While the Company has filed an application for the Common Stock and Warrants to be quoted on NASDAQ, there can be no assurance that such securities will be approved for listing on NASDAQ. If the Company's securities were approved for listing, then, in order for them to continue to be listed on NASDAQ, the Company must maintain either (i) $2,000,000 in net tangible assets (total assets less total liabilities and goodwill),
     (ii) $35,000,000 in market capitalization or (iii) $500,000 of net income in two of the last three years and 500,000 shares of Common Stock in the public float and a $1,000,000 market value of the public float. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from NASDAQ and trading, if any, in the Company's securities would thereafter be conducted in the non-NASDAQ over-the-counter market. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

        In addition, if the Common Stock was not approved for listing on NASDAQ or subsequently delisted from trading on NASDAQ and the trading price of the Common Stock was to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

        23. Inability to Exercise Warrants. The Company intends to qualify the sale of the Common Stock and the Warrants offered hereby in a limited number of states. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such states upon exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held by purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance that the Company will be able to have a prospectus in effect when this Prospectus is no longer current, notwithstanding the Company's commitment to use its best efforts to do so. See "Description of Securities Redeemable Warrants."

        24. Potential Adverse Effects of Redemption of Warrants. The Warrants may be redeemed by the Company at any time following July 22, 1998 upon notice of not less than 30 days, at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the initial public offering price of the Common Stock offered hereby. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities Redeemable Warrants."

                                   USE OF PROCEEDS

        Of the shares of Common Stock being offered hereby, 200,000 shares are being offered by the Selling Stockholder and 1,000,000 shares, in the event of the Minimum Offering, and 1,400,000 shares, in the event of the Maximum Offering, are being offered by the Company. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $1,100,000 in proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $1,100,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $1,100,000 in proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.

        After deducting the expenses of the offering, estimated to be approximately $185,000, the Company will receive (exclusive of amounts to be paid to the Company at the closing of the Minimum Offering to satisfy all receivables then outstanding from Medley Refrigeration to the Company) net proceeds from this offering of approximately $5,495,000 if the Minimum Offering is sold and $7,755,000 if the Maximum Offering is sold. The Company intends to utilize the net proceeds from this offering (excluding any amounts received upon the exercise of any Warrants or upon satisfaction of the Medley Refrigeration indebtedness) during the next 12 months approximately as follows:

                                 MINIMUM OFFERING       MAXIMUM OFFERING
                                 ----------------       ----------------
      APPLICATION OF PROCEEDS  NET PROCEEDS    %     NET PROCEEDS     %
      -----------------------  -----------    ----   ------------    ----

     Repayment of
       indebtedness(1) . . .   $ 411,739    7.50%   $  411,739       5.31%
     Satisfaction of declared
      but unpaid dividends(2)    277,299    5.04       277,299       3.57
     Expansion of equipment
      leasing business (3) .   1,500,000   27.30     2,100,000      27.08
     Implementation of
      factoring business(4)    1,850,000   33.67     2,750,000      35.46
     Redemption of Common
      Stock(5) . . . . . . .     165,000    3.00       165,000       2.13
     Working capital and
      general corporate
      purposes(6)  . . . . .   1,290,962   23.49     2,050,962      26.45
                              $5,495,000  100.00%   $7,755,000     100.00%
     ______________________________________
     (1) The Company will satisfy a portion of its outstanding short term indebtedness and a portion of its long-term indebtedness with a portion of the proceeds from this offering. Loans from Messrs. Press and Steven Dreyer, directors of the Company, and Ms. Carol Edelson, a principal stockholder of the Company and wife of Steven Edelson, the former Chairman of the Board of the Company, will be repaid with a portion of these proceeds. Specifically, Mr. Press will receive $76,000 in complete satisfaction of all indebtedness of the Company owing to him (Mr. Press has waived all interest payments), an affiliate of Mr. Dreyer will receive $14,333.10 in partial satisfaction of certain indebtedness of the Company owing to it and Ms. Edelson will receive $45,000 in complete satisfaction of all indebtedness of the Company owing to her (Ms. Edelson has waived all interest payments) . The $121,000 in loans being repaid with the proceeds from this offering to Mr. Press and Ms. Edelson were incurred to finance the Company's operating expenses in connection with, and in anticipation of, this Offering. See "Principal Stockholders" and "Certain Transactions."

     (2) On each of August 20, 1996, November 20, 1996 and February 20, 1997, the Company declared its regular quarterly cash dividend with respect to shares of its Convertible Preferred Stock. At the time of each of the aforementioned dividend declarations, the Company had sufficient cash available to pay the dividend to all holders of the Convertible Preferred Stock other than Messrs. Press, and Dreyer and Ms. Edelson and holders affiliated or related to them. The Company will utilize a portion of the proceeds from this offering to satisfy all declared, but unpaid dividends. See "Principal Stockholders," "Description of Securities Preferred Stock" and Financial Statements.

     (3) The Company intends to utilize a portion of the proceeds from this offering to expand its refrigeration equipment leasing business.
     Specifically, the Company anticipates broadening and intensifying its marketing efforts to attract equipment lessees unaffiliated with Medley Refrigeration. In addition, the Company intends to expand its geographic positioning and business plan by entering into geographic marketplaces in which Medley Refrigeration does not currently do business and by marketing to other refrigeration companies that do not compete directly with Medley Refrigeration. To date, the Company has lacked the capital necessary to expand its business as presently contemplated.
                                               (footnotes continue on next page)

     (4)The Company intends to utilize a portion of the proceeds from this offering to establish a factoring business which will provide small to medium sized companies with capital through the discounted purchase of such companies' accounts receivable. The expansion into the factoring business will require the Company to hire additional marketing and administrative personnel. The Company intends to implement a direct marketing campaign to introduce the Company's factoring services to entities in the Miami, Ft. Lauderdale and Palm Beach, Florida markets.

     (5) The Company will utilize $165,000 from this offering to redeem, at a price of $5.50 per share, an aggregate of 30,000 shares of Common Stock owned by Mr. Robert D. Press, the President and Chairman of the Board of the Company, and Ms. Carol Edelson, a principal stockholder of the Company and wife of Steven L. Edelson, the former Chairman of the Board of the Company. These shares were transferred and assigned by Group to Messrs. Press and Steven L. Edelson (who subsequently transferred these shares to Carol Edelson, his wife) in January 1996 in consideration for services performed by Messrs. Press and Edelson on behalf of the Company. See "Certain Transactions."

     (6)  Working  capital will  be  utilized by  the  Company to  enhance,  and otherwise stabilize, cash flow during the initial 12 months following the consummation of this offering, such that any shortfalls between operating revenues and costs will be covered by working capital. Although the Company prefers to retain its working capital in reserve, the Company may be required to expend part or all of these proceeds as financial demands dictate.

             Although it is uncertain whether the Company's shares of Common Stock will rise to a level at which the Warrants would be exercised, in the event subscribers in this offering elect to exercise all of the Warrants offered herein, the Company will realize gross proceeds of approximately $6,900,000 if the Minimum Offering is sold and $9,200,000 if the Maximum Offering is sold. Management anticipates that the proceeds from the exercise of the Warrants would be contributed to working capital of the Company. Nonetheless, the Company may, at the time of exercise, allocate a
          portion  of   the  proceeds  to  any   other  corporate  purpose.
          Accordingly, investors who exercise their Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not presently and specifically known.

             The amounts  set  forth in  the  above  use of  proceeds  table
          merely  indicate   the  proposed  use  of   proceeds  and  actual
          expenditures   may  vary   substantially  from   these  estimates
          depending upon economic conditions and the success, if any, of the Company's existing and proposed new businesses. The Company is unable to predict the precise period for which this offering will provide financing, although management believes that the Company should have sufficient working capital to meet its cash requirements for approximately 12 months from the date of this Prospectus. Accordingly, the Company may need to seek additional funds through loans or other financing arrangements during this
          period  of time.   No  such arrangements  exist or  are currently
          contemplated and there can be no assurance that they may be obtained on terms acceptable to the Company in the future should the need arise.

             Pending utilization, management intends to make temporary investment of the proceeds in bank certificates of deposit, interest bearing savings accounts, prime commercial paper or federal government securities.


                                   DIVIDEND POLICY


             Prior to the Company's merger with a subsidiary of Group in September 1993, the Company operated as an "S corporation" for federal income tax purposes. During such time, the Company's net income was taxed for federal income tax purposes directly to the Company's stockholders. The Company, in turn, paid dividends to enable its stockholders to pay their tax on the Company's income. Following the merger, the Company has been included as a member of the consolidated tax return filed by Group and its affiliates. The Company historically has declared (and paid to the extent surplus cash was available) regular quarterly dividends with
          respect  to  shares  of its  Convertible  Preferred  Stock.   The
          Company intends to continue to declare and pay regular quarterly dividends with respect to shares of its Convertible Preferred
          Stock   following   this   offering.      See   "Description   of
          Securities Preferred Stock."

             Subsequent to the merger, the Company  has not declared or paid
          any dividends with  respect to shares of  its Common Stock.   The
          payment of dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant
          factors.   The  Company's Board  does not  intend to  declare any
          dividends in the foreseeable future with respect to shares of the Company's Common Stock, but instead intends to retain all future earnings, if any, for the development and expansion of the Company's operations.


                                    CAPITALIZATION


             The following table sets forth the capitalization of the Company as of September 30, 1997 and as adjusted to give effect to the sale by the Company of a minimum of 1,000,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares in the Minimum Offering) and 1,200,000 Warrants offered hereby and a maximum of 1,400,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares in the Maximum Offering) and 1,600,000 Warrants offered hereby:


                                             AT SEPTEMBER 30, 1997
                                                  (UNAUDITED)
                               ------------------------------------------------

                                                           AS ADJUSTED
                                                 ------------------------------
                                    ACTUAL          MINIMUM(1)     MAXIMUM(1)
                                    ------          ----------     ----------
     Long-term Debt  . . . .      $   192,273     $    87,037     $    87,037
     Short-term Debt . . . .      $   867,612     $   561,109     $   561,109
       Redeemable Convertible
         Preferred Stock,
         $.01 par value,
         5,000,000 shares
         authorized;
         2,958,817 shares
         issued and
         outstanding,
         respectively  . . .      $   820,281     $    29,588     $    29,588
     Stockholders' Equity
     (Deficit)
       Common Stock, $.01 par
         value, 10,000,000
         shares authorized;
         1,680,000, 2,650,000
         and 3,050,000 shares
         issued and
         outstanding,
         respectively  . . .      $    16,800     $    26,500     $    30,500
       Additional Paid-in
         Capital . . . . . .      $ 1,532,206     $ 7,485,839     $ 9,741,839
                                  $(2,073,940)    $(2,073,940)    $(2,073,940)
       Accumulated Deficit .      -----------     -----------     -----------
         Total Stockholders'      $  (524,934)    $ 5,467,987     $ 7,727,987
           Equity (Deficit)       -----------     -----------     -----------
                                  $ 1,355,232     $ 6,116,133     $ 8,376,133
         Total Capitalization     ===========     ===========     ===========

     __________________________
     (1) Assumes no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. As of the date of this Prospectus, there were no outstanding stock options to purchase shares of the Company's Common Stock granted under the Company's stock option plan or otherwise. See "Management Stock Option Plan" and "Description of Securities Preferred Stock."


                                       DILUTION


             The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this
          offering.   Net  tangible book value  per share  is determined by
          dividing  the  net tangible  book  value  of  the Company  (total
          tangible  assets  less  total   liabilities)  by  the  number  of
          outstanding shares of Common Stock. At September 30, 1997, the net tangible book value of the Company was $(524,934), or approximately $(.31) per share of Common Stock.

             After giving effect to the sale by the Company of a minimum of 1,000,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares) and 1,200,000 Warrants offered hereby (less estimated expenses of this offering, and assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the
          Company's  Convertible  Preferred  Stock),  the  pro  forma   net
          tangible book value of the Company at September 30, 1997 would have been $5,467,989, or approximately $2.06 per share of Common
          Stock.   This represents  an immediate  increase in  net tangible
          book value of approximately $2.37 per share of Common Stock to existing stockholders and an immediate dilution of approximately $3.44 per share of Common Stock to new investors.

             After giving effect to the sale of a maximum of 1,400,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares) and 1,600,000 Warrants offered hereby (less underwriting discounts and commissions and estimated expenses of this offering, and assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock), the pro forma net tangible book value of the Company at September 30, 1997 would have been $7,727,987, or approximately $2.53 per share of Common Stock. This represents an immediate increase in net tangible book value of approximately $2.84 per share of Common Stock to existing stockholders and an immediate dilution of approximately $2.97 per share of Common Stock to new investors.

             The following table illustrates this dilution to new investors on a per share basis:

                                            MINIMUM         MAXIMUM
                                            OFFERING        OFFERING
                                            --------        --------
          Public offering price of the
          Common Stock offered hereby . . .   $     5.50     $     5.50
             Net tangible book value before
             the offering                     $     (.31)    $     (.31)
             Increase attributable to the
             sale by the Company of   the
             Common Stock offered hereby  .   $     2.37     $     2.84
          Adjusted net tangible book value    $     2.06     $     2.53
          after the offering  . . . . . . .   ----------     ----------
                                              $     3.44     $     2.97
          Dilution to new investors . . . .   ==========     ==========


             The following table sets forth with respect to existing stockholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                             SHARES PURCHASED
                                       ---------------------------
            MINIMUM OFFERING               NUMBER          PERCENT
            ----------------               ------          -------
     Existing stockholders . . . .          1,680,000        62.7%
                                            1,000,000         37.3
     New investors . . . . . . . .          ---------       ------
                                            2,680,000       100.0%
        Total  . . . . . . . . . .          =========       ======

            MAXIMUM OFFERING
            ----------------

     Existing stockholders . . . .          1,680,000        54.5%
                                            1,400,000         45.5
     New investors . . . . . . . .          ---------       ------
                                            3,080,000       100.0%
                                            =========       ======


                                               TOTAL              AVERAGE PRICE
                                        CONSIDERATION PAID          PER SHARE
                                        ------------------        ------------
           MINIMUM OFFERING            AMOUNT         PERCENT
           ----------------            ------         -------
     Existing stockholders . . .      $  200,000         3.5%            $.14
                                       5,500,000         96.5
     New investors . . . . . . .      ----------       ------           $5.50
                                      $5,700,000       100.0%
        Total  . . . . . . . . .      ==========       ======

           MAXIMUM OFFERING
           ----------------
     Existing stockholders . . .      $  200,000         2.5%            $.14
                                       7,700,000         97.5
     New investors . . . . . . .      ----------       ------           $5.50
                                      $7,900,000       100.0%
                                      ==========       ======

        The above table assumes no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. As of the date of this Prospectus, there were no outstanding stock options to purchase shares of the Company's Common Stock granted under the Company's stock option plan or otherwise. See "Management Stock Option Plan" and "Description of Securities Preferred Stock."



                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS

     GENERAL

        The Company is a specialty finance company which, historically, has been engaged primarily in the financing of (i) dry cleaning equipment to small dry cleaning businesses throughout the eastern United States and (ii) refrigeration equipment sold or leased by Medley Refrigeration, an affiliate of the Company. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida.

        Prior to the fiscal year ended December 31, 1996 ("Fiscal 1996"), the Company focused its marketing efforts primarily on providing financing to creditworthy purchasers of dry cleaning equipment. Commencing in Fiscal 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such customers tended to be small entities with reliable cash flow but without access to sophisticated financing arrangements. Such customers were typically willing to pay a premium in terms of interest rates for convenience and availability of financing.

        During December 1996, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, refrigeration equipment leases entered into by Medley Refrigeration with its customers (the "Assignment"). Excluded from the Assignment, however, were those equipment leases, the revenues from which, were previously assigned to collateralize the Company's line of credit facility with an independent third party lender. Prior to the Assignment, the Company historically would lend Medley Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the Assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration. Following the consummation of this offering, however, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

     RESULTS OF OPERATIONS

     NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        For the nine months ended September 30, 1997, the Company incurred a net loss of $44,826, as compared to a net loss of $11,926 for the comparable period during 1996. The increase in net loss was primarily attributable to
     (i) increases in general and administrative expenses associated with this offering, (ii) the Company's being forced to expend cash flow from operations to satisfy obligations incurred in connection with this offering rather than reinvesting such cash flow into the Company's operations and
     (iii) the Company's recognizing lease revenue from Medley Refrigeration as an increase in the Company's inter-company receivable due from Medley Refrigeration rather than revenue received from an unrelated person. The general and administrative expenses incurred by the Company in connection with this offering also had the effect of nullifying the approximate $50,000 decrease in total costs and expenses incurred by the Company during the nine months ended September 30, 1997 as compared to the comparable period during 1996.

        During the nine months ended September 30, 1997, the Company generated leasing revenues of $189,020. This represents a decrease of approximately $110,000 from leasing revenues of $310,920 for the nine months ended September 30, 1996. This decrease in revenues was partially offset, however, by the approximate $50,000 increase in interest income realized during the nine months ended September 30, 1997. This increase in interest income reflects the continuing shift in the Company's assets from maturing leases of dry cleaning equipment to financed refrigeration equipment, particularly with Medley Refrigeration and its affiliates.

        The difference between the Company's net loss for each of the nine month periods ended September 30, 1997 and 1996 as compared to the Company's net loss applicable to common shareholders for the same periods is the accrued but unpaid dividend applicable to shares of the Company's Convertible Preferred Stock. These accrued but unpaid dividends are payable to affiliates of the Company and will be paid from a portion of the proceeds raised in this offering.

     FISCAL 1996 COMPARED TO FISCAL 1995

        For Fiscal 1996, the Company generated revenues of $356,235, an approximate 8% reduction from revenues of $388,008 for the fiscal year ended December 31, 1995 ("Fiscal 1995"). Revenues for Fiscal 1996 and Fiscal
     1995 represented, principally, payments received against dry cleaning equipment leases financed by the Company. During Fiscal 1996, however, the Company began de-emphasizing its dry cleaning equipment financing business and primarily concentrated its marketing efforts in the refrigeration equipment financing area. Consequently, during Fiscal 1996, the Company entered into approximately 41 new financing agreements with customers of Medley Refrigeration while it did not enter into any new dry cleaning equipment financing agreements. The Company expects revenues from these new refrigeration equipment financing agreements to be realized over the next five years.

        For Fiscal 1996, the Company generated net income of $323,360, as compared to a net loss of $(896,607) for Fiscal 1995. This significant change in operating results is primarily due to the reversal, during Fiscal 1996, of a $600,000 provision for uncollectible advances to an affiliate (Medley Refrigeration) recorded during Fiscal 1995. This $600,000 provision was taken essentially because at December 31, 1995, total advances by the Company to Medley Refrigeration approximated $1.3 million. This intercompany receivable was generated and had grown as a result of the Company's advancing monies to Medley Refrigeration to enable Medley Refrigeration to manufacture or otherwise acquire refrigeration equipment which Medley Refrigeration would then lease to its customers. Medley Refrigeration historically would then receive the lease payments relating to this equipment directly from its customers, but, in lieu of remitting these payments to the Company to reduce the outstanding intercompany balance, Medley Refrigeration contributed these amounts to operate and expand its business. Since Medley Refrigeration had not, prior to the September 1996 audit date for the Company's Fiscal 1995 financial statements, satisfied any meaningful portion of the outstanding advances made to it by the Company, the independent public accountants auditing the Company's Fiscal 1995 financial statements, determined that recording the $600,000 provision was appropriate.

        A reversal of the $600,000 provision was taken during Fiscal 1996 essentially because the Company was able to adequately demonstrate that the uncollectible advances in question were, in fact, collectible. In this regard, during December 1996, the Company and Medley Refrigeration consummated the Assignment, pursuant to which, Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of Medley Refrigeration's equipment leases with its customers were assigned to the Company. The present value of the revenue stream underlying the Assignment was approximately $652,000 at the time of the Assignment. In addition, Medley Refrigeration sold various leases to the Company totalling approximately $55,000 (which was Medley Refrigeration's cost basis) in January 1997. The transaction was recorded as a further reduction of the intercompany balance. Moreover, Medley Refrigeration paid $200,000 cash, subsequent to December 31, 1996, to the Company to further reduce the outstanding receivable balance. The leases assigned to the Company as part of the Assignment are performing within the lease agreements and the residual value of the equipment, net of reconditioning costs, plus the future payment, exceed the total receivable balance as of December 31, 1996. It was therefore management's belief that the payment of the receivable was assured by a third party and therefore the allowance was no longer warranted.

        As  discussed  above,  during  January  1997,  the Medley  Refrigeration intercompany receivable was further reduced as a result of Medley Refrigeration paying the Company $200,000 in cash and transferring to the Company $37,000 of refrigeration equipment. The Company used this refrigeration equipment to directly enter into new refrigeration equipment leases with customers of Medley Refrigeration. The Company continues, on a regular basis, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The equipment underlying these leases has been, and will continue to be, provided by Medley Refrigeration. The intercompany receivable due the Company from Medley Refrigeration has been, and will continue to be, reduced by the direct cost of the equipment underlying these equipment leases. At September 30, 1997, the uncollectible advance, which is now presented as due from affiliates in both the current and other asset sections of the Company's financial statements, was approximately $1,000,000. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $1,100,000 in proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $1,100,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $1,100,000 in proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.

        Management of the Company believes that the Company is not at risk of accumulating such a significant receivable in the future. Management's belief is based upon, among other things, (i) the fact that all receivables outstanding from Medley Refrigeration will be satisfied in their entirety at the closing of the Minimum Offering, (ii) management's intention of expanding operations to unaffiliated parties following the consummation of this offering, (iii) management's confidence in evaluating the creditworthiness of potential customers and lessees, (iv) the Company's stated policy that following the consummation of this offering, it will not permit receivables from affiliates to exceed, at any time, the lesser of 10% of all of the
                                                      ------
     Company's total assets or $500,000 in the aggregate and (v) the Company's stated policy that following the consummation of this offering, all related party transactions must be on terms no more favorable than otherwise could have been obtained from unrelated parties and approved by a majority of the Company's disinterested directors. See "Certain Transactions."

        For Fiscal 1996, the Company generated net income per common share of $.05 as compared to a net loss per common share of $(.98) for Fiscal 1995. This change in net income per share is primarily the result of the reversal of the $600,000 provision for uncollectible advances to an affiliate discussed above.

     LIQUIDITY AND CAPITAL RESOURCES

        At September 30, 1997, the Company had total assets of $1,994,513 as compared to total assets of $1,794,820 at December 31, 1996. This increase in total assets is primarily attributable to increases in accounts receivable relating to new equipment leases entered into, the Company's improved cash position and significantly higher prepaid offering costs associated with this offering.

        At December 31, 1996, the Company had total assets of $1,794,820, as compared to total assets of $1,258,950 at December 31, 1995. This increase in total assets was primarily due to (i) the Assignment, which resulted in the reversal of the $600,000 estimate for uncollectible advances from an affiliate (Medley Refrigeration) taken during Fiscal 1995 and (ii) the Company's recording approximately $73,000 of additional prepaid expenses directly attributable to this offering.

        At September 30, 1997, the Company had total liabilities of $1,699,166 as compared to total liabilities of $1,232,799 at December 31, 1996. This increase in liabilities was primarily due to increases in declared but unpaid and accrued Convertible Preferred Stock dividends and accounts payable and accrued expenses incurred in connection with this offering. In addition, during the third quarter of Fiscal 1997, the Company was required to incur approximately $140,000 in borrowings from unaffiliated lenders to support working capital requirements.

        At December 31, 1996, the Company had total liabilities of $1,232,799, an approximate 33% reduction from total liabilities of $1,856,411 at December 31, 1995. This decrease in liabilities is primarily the result of the exchange, during June 1996, by holders of approximately $765,657 principal amount of long term debt of the Company, of this debt into 811,973 shares of Convertible Preferred Stock of the Company. The overall decrease in total liabilities at December 31, 1996 was offset, however, by an approximate $175,000 increase in accounts payable and accrued expenses primarily attributable to $192,675 of accrued but unpaid dividends payable with respect to shares of the Company's Convertible Preferred Stock due to three of the Company's directors and their affiliates and relatives.

        At September 30, 1997, the Company had total stockholders' deficit of $524,934 as compared to total stockholders' deficit of $258,260 at December 31, 1996. This increase in stockholders' deficit is primarily attributable to the Company's incurring increased expenses in connection with this offering, coupled with the Company's inability, due to these expenses, to reinvest into its business, cash flow from operations.

        At December 31, 1996, the Company had total stockholder's equity of $562,021, an approximate 195% increase from total stockholder's deficit of $(597,461) at December 31, 1995. This significant change in stockholder's equity was primarily the result of the aforementioned exchange, during June 1996, of approximately $765,657 principal amount of long term debt into 811,973 shares of Convertible Preferred Stock.

        The Company's experience in the specialty finance business has historically been conducted with a smaller capital base than will be available to the Company following the consummation of this offering. In order to increase its capital base for further financing, the Company traditionally has resorted to obtaining lines of credit secured by leased equipment, to procuring unsecured borrowings from individual investors and to selling or borrowing against its leases. In this regard, the Company has established relationships with principal sources of financing and has learned the particular focus and requirements of such sources. The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. There can be no assurance, however, that the Company will successfully implement all or a portion of this anticipated expansion.

        The Company is dependent on the proceeds of this offering to finance its ongoing specialty finance business, to commence its anticipated factoring business and to finance its other working capital requirements. The Company anticipates, based on its current proposed plans and assumptions relating to its operations and expansion, that the proceeds of this offering will be sufficient to satisfy the contemplated cash requirements of the Company for approximately 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions prove to be inaccurate or the proceeds of this offering prove to be insufficient to fund the Company's operations or its expansion (due to unanticipated expenses, delays, problems or otherwise), the Company would be required to seek additional funding. Depending upon the Company's financial strength and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital. The Company has no current arrangements with respect to, or sources of, any additional capital, and there can be no assurance that such additional capital will be available to the Company, if needed, on commercially reasonable terms or at all. The inability of the Company to obtain additional capital would have a material adverse effect on the Company and could cause the Company to be unable to implement its business strategy or proposed expansion or to otherwise significantly curtail or cease its operations.


                                       BUSINESS

     GENERAL

        The Company is a specialty finance company which, historically, has been engaged primarily in the financing of (i) dry cleaning equipment to smaller dry cleaning businesses throughout the eastern United States and (ii) refrigeration equipment sold or leased by Medley Refrigeration. The Company commenced operations by providing the cost of dry cleaning equipment to new businesses. The Company, typically, would provide capital to acquire the equipment which was then leased to the dry cleaning businesses for amounts which would amortize the loan, repay any interest expense and generate a profit. Since becoming affiliated with Group in September 1993, the Company has also been involved in providing similar lease financing to Medley Refrigeration's customers. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida. The Company has historically utilized its own equity capital for these purposes, as well as loan capital from private investors. More recently, the Company has entered into relationships with banks and institutional lenders to provide the credit necessary to fund such financing operations.

        Prior to Fiscal 1996, the Company focused its marketing efforts primarily on providing financing to creditworthy customers of dry cleaning equipment. Commencing in Fiscal 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such customers tend to be small entities whose asset bases may not be significant enough to attract traditional institutional lenders. Such customers are typically willing to pay a premium in terms of interest rates for convenience and availability of financing.

        During December 1996, Medley Refrigeration and the Company consummated the Assignment, pursuant to which, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of the refrigeration equipment leases entered into by Medley Refrigeration with its customers. Prior to the Assignment, the Company historically would lend Medley
     Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the Assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. This direct financing is essentially accomplished by the Company purchasing the equipment to be leased from Medley Refrigeration. The Company, in turn, then leases this equipment to creditworthy Medley Refrigeration's customers who make lease payments with respect to such equipment directly to the Company. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration. Following the consummation of this offering, however, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

        The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. The Company believes that its current and proposed expanded business activities do not subject it to any existing or proposed lending or licensing regulations or requirements.

        The Company was incorporated under the laws of the State of Delaware on May 2, 1990 under the name Premier Lease Concepts, Inc. In September 1993, Premier Lease Concepts, Inc. was merged into a subsidiary of Group. As part of this Merger, the Company's name was changed to Medley Credit Acceptance Corp.

     EXISTING BUSINESSES

        Financing of Dry Cleaning Equipment

        The Company's principal initial business was the investment of capital in dry cleaning equipment leased to small dry cleaning businesses throughout the eastern United States. Such dry cleaning equipment would typically involve a total cost of between $60,000 to $70,000 and be leased out for a five-year term with the lessee having the option to buy the equipment at the end of the lease term for the fair market value thereof. The internal rate of return of such leases was generally attractive to the Company. Such leases could be refinanced or sold at discount rates substantially less than the return implicit in the lease itself. Such finance discounting was, in most instances, accomplished on a full nonrecourse basis. Due to the decrease, commencing in Fiscal 1995, of dry cleaning equipment financing opportunities, and the general reduction in risk associated with the financing of refrigeration equipment as compared to dry cleaning equipment (primarily due to the significantly reduced cost of refrigeration equipment as compared to dry cleaning equipment), the Company, during Fiscal 1996, began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to Medley Refrigeration's customers.

        Refrigeration Equipment Financing

        The Company's financing activities with respect to refrigeration equipment are similar to that employed in its dry cleaning equipment financing business. The cost of refrigeration equipment (generally $6,000 to $10,000), however, is much less than dry cleaning equipment. In addition, the Company's lease terms for refrigeration equipment generally range between 36 to 60 months, without, in many instances, any buy-out option at the end of the lease term. The Company, historically, has financed refrigeration equipment to creditworthy customers of Medley Refrigeration. Following the consummation of this offering, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

        The Company generally performs its own credit checks on potential lessees, including a review of a standard credit application, the verification of bank references and three trade creditor references, the confirmation of business history and the lessee's existence, as well as performing an independent credit check of the potential lessee (TRW, Equifax or CBI).

     PROPOSED MATERIAL NEW BUSINESSES

        Factoring

        One  of  the  principal  focuses  of  the  Company's  business expansion following the consummation of this offering will be the Company's anticipated entrance into the factoring business, i.e., providing small-to-medium sized, high risk growth companies with capital through the discounted purchase of their accounts receivable. The Company also anticipates making Collateralized Advances to its factoring clients secured by inventory, equipment, real estate and other assets and, on occasion, providing other specialized financing structures which will be designed to satisfy the unique requirements of the Company's clients.

        The Company believes that its factoring business typically will consist of the Company entering into an accounts receivable factoring and security agreement with a client which will (i) obligate the client to sell the Company a minimum amount of accounts receivable each month (or a minimum amount of receivables during the term of the agreement); (ii) usually have a term of not less than six months and, more likely, one year and (iii) be automatically renewable. When making a Collateralized Advance, the Company will enter into such additional agreements with the client and, if appropriate, third parties, as the Company deems necessary or desirable, based on the type(s) of collateral securing the Collateralized Advance. The Company will purchase accounts receivable from its factoring clients at a discount from face value and usually require the client's customers to make payment on the receivables directly to the Company. The Company will almost always reserve the right to seek payment from the client in the event the client's customers fail to make the required payment. To secure all of a client's obligations to the Company, the Company will also take a lien on all accounts receivable of the client (to the extent not purchased by the Company) and, whenever available, blanket liens on all of the client's other assets (some or all of which liens may be subordinate to other liens). When making a Collateralized Advance, the Company will almost always take a first lien on the specific collateral securing the Collateralized Advance. The Company may, on occasion, make Collateralized Advances secured by a subordinate lien position, but only if management of the Company determines that the equity available to the Company in a subordinate position would be adequate to secure the Collateralized Advance. The Company will almost always require personal guaranties (either unlimited or limited to the validity and collectibility of purchased accounts receivable) from each client's principals. Although the Company will obtain as much collateral as possible and usually retain full recourse rights against its clients, clients (and account debtors) may fail and accordingly, there can be no assurance that the collateral obtained and the recourse rights retained (together with personal guaranties) will be sufficient to protect the Company against loss. Moreover, since the Company has very limited prior experience as a factor, there can be no assurance that the Company's expansion into the factoring business will be a profitable, or economically prudent, venture.

        Lease Brokering Activities

        Following the consummation of this offering, the Company also intends to consider expanding its operations to include lease brokering. At this date, however, the Company has no specific plans, arrangements or agreements relating to future lease brokering activities. In this regard, the Company believes that the customer base of the Company, Medley Refrigeration and their affiliates may be receptive to other types of financing in addition to those utilized in the acquisition of refrigeration equipment. These types of specialty financing arrangements may include leases for equipment in which other lessors (unaffiliated with the Company) or banks and finance companies known to the Company specialize. The Company believes, based upon what it believes to be generally accepted market terms, that these other lessors, banks and finance companies would be willing to pay the Company between two to four percentage points of the total loan in consideration for the Company's referring such financing opportunity to such lender. The Company is not presently a party to any agreement or understanding with respect to any proposed lease brokering activities. Nonetheless, lease brokering activities are attractive to the Company because they may be pursued with limited to no involvement of capital. In addition, such referrals generally do not include customary credit analysis procedures and normally do not involve residual liability.

     COMPETITION

        The  factoring   and  financing  of   equipment  businesses  are highly
     fragmented. The Company competes, and in the future, will compete for customers with a number of national, regional and local finance and factoring companies, including those which, like the Company, specialize in particular segments of the overall market. In addition, the Company's competitors include, and will include, those equipment manufacturers which finance the sale or lease of their products themselves, other traditional types of financial services companies, such as commercial banks and savings and loan associations, and conventional leasing and factoring companies. Although the Company believes that it currently maintains a competitive advantage on the basis of its convenience-oriented financing and value-added services, many of the Company's competitors and potential competitors possess substantially greater financial, marketing, and operational resources. Moreover, the Company's future profitability will be directly related to the Company's ability to access capital funding and to obtain favorable funding rates as compared to the capital and costs of capital available to its competitors. Accordingly, there can be no assurance that the Company will be able to continue to compete successfully in its targeted markets.

     EMPLOYEES

        The Company plans to operate with as few employees as possible. The Company currently engages four full-time employees and anticipates hiring three additional full-time employees following the consummation of this offering. The Company believes that these three new employees will be necessary as a result of the Company's anticipated expansion into the factoring business.

     PROPERTIES

        The Company currently owns no real property and conducts its business from facilities leased to the Company by an affiliate of Maynard Hellman, a director of the Company. The Company pays this affiliate of Mr. Hellman approximately $15,000 per year to cover the Company's allocated rental and common expense charges with respect to the facility encompassing the Company's offices. The Company believes this facility is well maintained and adequate to meet the Company's needs for the foreseeable future.


                                      MANAGEMENT

     DIRECTORS AND EXECUTIVE OFFICERS

        The directors and executive officers of the Company are as follows:

          NAME                        AGE      POSITION(S) WITH THE COMPANY
          ----                        ---      ----------------------------

          Robert D. Press             33       President, Chief Executive
                                               Officer and Chairman of the
                                               Board
          Steven Dreyer               54       Director
          Maynard Hellman             52       Director

        Robert D. Press has served as Chairman of the Board of the Company since August 1997 and as President, Chief Executive Officer and a Director of the Company since its inception in September 1993. Mr. Press devotes all of his business time and efforts to the affairs of the Company. From June 1990 to August 1993, Mr. Press served as President of Premier Lease Concepts, Inc., the Company's predecessor. In addition, since 1989, Mr. Press has served as President of Performance Capital Management, Inc., a holding company controlled by Messrs. Press and Steven L. Edelson the former Chairman of the Board of the Company, with interests in brokerage and investment management ("Performance Capital Management"), and as President of Group since October 1992. Mr. Press also served, from 1991 to July 1997, as a licensed registered representative of PCM Securities Limited, L.P., an NASD registered broker-dealer ("PCM Securities"). Mr. Press holds a B.A. degree in Economics from Brandeis University. From 1984 to 1986, Mr. Press worked as a full-time trading systems consultant to several major Wall Street firms, including The Longview Group. In 1986, Mr. Press joined Chemical Bank, N.A. ("Chemical Bank") as an internal consultant in trading and capital markets, and later in 1986, Mr. Press joined in the formation of Chemical Bank's Interest Rate Arbitrage trading group, of which Mr. Press became the principal trader responsible for the global trading and investment decisions of a multi-billion dollar portfolio. Mr. Press holds the Series 7 and 63 professional securities licenses.

        Maynard J. Hellman has served as a Director of the Company since January 1997. Since January 1988, Mr. Hellman has served as managing partner of the Coral Gables, Florida based law firm of Hellman & Maas. From 1983 until 1988, Mr. Hellman was engaged in the private practice of law and prior thereto, Mr. Hellman served as a partner in the Miami, Florida law firm of Gilbert, Silverstein and Hellman. Mr. Hellman holds a J.D. degree from the University of Miami School of Law and a B.B.A. degree in Accounting from the University of Miami School of Business Administration.

        Steven Dreyer has served as a Director of the Company since January 1997. Since 1989, Mr. Dreyer has served as President of Cryntel Enterprises Ltd., a Florida based company engaged in the manufacture and marketing of Far Eastern made floor tiles and other home improvement products. From 1981 to 1988, Mr. Dreyer served as Chief Executive Officer of Cyntec Trading Company, a London, England based company engaged in the manufacture and marketing of Asian made floor covering products. Mr. Dreyer holds a B.A. degree from the University of California at Northridge.

        The Company's Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors currently receive no compensation for serving on the Board of Directors or any committee thereof other than reimbursement of reasonable expenses incurred in attending meetings. In the future, it is intended that non-employee Directors will receive a fee of $500 for attendance at each Board of Directors (or committee) meeting. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

        No family relationships exist among any of the Company's Directors and officers. Moreover, no arrangement or understanding exists between any of the Company's Directors and officers and any other person pursuant to which any Director or officer was elected as a Director or officer of the Company.

     EXECUTIVE COMPENSATION

        During Fiscal 1996, the Company did not pay any cash remuneration to any of its executive officers. Moreover, no bonus or other form of remuneration was paid by the Company to its executive officers during Fiscal 1996. The Company, however, is party to an employment contract with Mr. Press, the Company's President and Chairman of the Board. The following table summarizes the aggregate annual compensation to be payable by the Company to Mr. Press effective upon the consummation of this offering:


        NAME OF INDIVIDUAL        CAPACITY IN WHICH             AGGREGATE
            ----------                  SERVED                COMPENSATION
                                  -----------------           ------------
        Robert D. Press             President and                 $60,000(1)
                                Chairman of the Board


     _____________________
     (1) Pursuant to the terms of Mr. Press' employment agreement with the Company, this compensation will not begin to accrue until the Company consummates this offering. During Fiscal 1996, Mr. Press did not, nor was he entitled to, receive any remuneration from the Company. In addition, the Company and Performance Capital Management are parties to a Management Agreement pursuant to which, among other things, Performance Capital Management provides the Company with certain financial and managerial assistance in consideration for a management fee (the "Management Fee") of $15,000 per annum for Fiscal 1996, increasing to $90,000 per annum effective upon the consummation of this offering. Messrs. Press and Steven L. Edelson, the President and Chairman of the Board of the Company, and the former Chairman of the Board of the Company, respectively, control Performance Capital Management. The aggregate compensation set forth in the above table does not include any portion of the Management Fee that may be attributable to Mr. Press, as a result of his affiliation with Performance Capital Management. See " Employment Agreements" and "Certain Transactions."

     EMPLOYMENT AGREEMENTS

        The Company has entered into an employment agreement with Mr. Press pursuant to which, among other things, Mr. Press has agreed to serve as President and Chairman of the Board of the Company. Mr. Press' employment agreement provides that no compensation accrues or is payable thereunder until the Company consummates its initial public offering (as defined therein). Upon consummation of the Company's initial public offering, Mr. Press will begin earning a salary at the rate of $60,000 per annum. This employment agreement expires on December 31, 1998 (subject to early termination provisions), provided, however, that such agreement will automatically renew for successive one-year terms commencing on December 31 of each year if no formal notice of termination has been provided. Mr. Press is also entitled to participate in medical, stock option, pension and other benefit plans that the Company may establish from time to time for the benefit of its employees generally.

        Mr. Press' employment agreement is terminable by the Company for cause (i.e., conviction of a felony, willful misconduct, dishonesty or material breach of the agreement) at any time or in the event that Mr. Press becomes disabled and, as a result, is unable to perform his duties under his employment agreement for more than three consecutive months or for more than five months during any 12-month period. In addition, Mr. Press has agreed that during the term of his employment with the Company, and for a period of two years thereafter, he will not compete or engage in a business competitive with the business of the Company.

     STOCK OPTION PLAN

        On January 9, 1997, the Company adopted a stock option plan (the "Stock Option Plan"). The Stock Option Plan has 500,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock and/or Warrants. As of the date of this Prospectus, no options have been granted under the Stock Option Plan.

        The purpose of the Stock Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The Stock Option Plan is administered by the Board of Directors or, at the Board's discretion, by a committee which is appointed by the Board to perform such function (the "Committee"). The Board or the Committee, as the case may be, within the limitations of the Stock Option Plan, determines, among other things, when to grant options, the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. ISOs granted under the Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the Stock Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Options granted under the Stock Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.


                                PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of the date of this Prospectus and as adjusted to reflect the sale (i) by the Company of a minimum of 1,000,000 shares of Common Stock offered hereby and a maximum of 1,400,000 shares of Common Stock offered hereby and (ii) by the Selling Stockholder of 200,000 shares of Common Stock offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% percent of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers of the Company as a group.

                                       AMOUNT AND NATURE     AMOUNT AND NATURE
                                         OF BENEFICIAL         OF BENEFICIAL
           NAME AND ADDRESS OF          OWNERSHIP BEFORE      OWNERSHIP AFTER
             BENEFICIAL OWNER             OFFERING(1)           OFFERING(1)
             ----------------             -----------           -----------
     Medley Group, Inc.
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . .     1,500,000(3)          1,300,000(3)

     Robert D. Press
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . .     1,819,189(3)(4)       1,619,189(3)(4)
     Steven Dreyer . . . . . . . . .        20,154(5)             20,154(6)
     Maynard Hellman . . . . . . . .       150,000(6)            150,000(7)
     Carol Edelson
     421 West 54 Street
     New York, New York 10019  . . .     2,067,160(3)(7)       1,867,160(3)(5)

     All directors and
     officers as a
     group (three persons) . . . . .     2,556,503(3)(4)       2,356,503(3)(4)
                                                  (5)(6)                (5)(6)

                                                    PERCENTAGE OF
                                              OUTSTANDING SHARES OWNED
                                              -------------------------


           NAME AND ADDRESS OF          BEFORE     AFTER MINIMUM  AFTER MAXIMUM
             BENEFICIAL OWNER          OFFERING     OFFERING(2)    OFFERING(2)
           -------------------         --------     -----------    ------------

     Medley Group, Inc.
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . .     89.3%           49.1%          42.6%
     Robert D. Press
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . .     91.7%           54.8%          48.3%
     Steven Dreyer . . . . . . . . .      1.2%               *              *

     Maynard Hellman . . . . . . . .      8.9%            5.7%           4.9%
     Carol Edelson
     421 West 54 Street
     New York, New York 10019  . . .     92.6%           58.3%          51.8%
     All directors and
     officers as a
     group (three persons) . . . . .    100.0%           66.8%          60.0%

        _______________
          *  Represents less than 1%.
          (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise or conversion of options, warrants or other convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date of this Prospectus have been exercised or converted. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
          (2) Does not include (i) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Minimum Offering is sold or 1,600,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Maximum Offering is sold and (ii) 500,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Company's Stock Option Plan.
          (3) Messrs. Press and Steven L. Edelson, the President and Chairman of the Board, and the former Chairman of the Board and the husband of Carol Edelson, a principal stockholder of the Company, respectively, may be deemed to be the control persons of Medley Group, Inc., and, as such, each of Mr. Press and Ms. Edelson may be deemed to beneficially own all of the Common Stock of the Company beneficially owned by Medley Group, Inc. See "Certain Transactions."
          (4) 15,000 of these shares will be redeemed by the Company, at the redemption price of $5.50 per share, concurrently with the closing of the Minimum Offering. Includes 142,500 shares of Common Stock issuable upon the exercise of certain warrants; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share. Also includes 161,689 shares of Common Stock issuable upon the conversion of 755,895 shares of Convertible Preferred Stock owned by Mr. Press.
          (5) Represents (i) 5,625 shares of Common Stock issuable upon the exercise of certain warrants owned by Tile's International, an entity controlled by Mr. Dreyer; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share and (ii) 14,529 shares of Common Stock issuable upon the conversion of 67,925 shares of Convertible Preferred Stock owned by Mr. Dreyer.
          (6) Does not include 1,000,000 shares of Common Stock issuable upon the exercise of certain warrants owned by Mr. Hellman. These warrants are identical to the Warrants being offered hereby except that the exercise price of the warrants owned by Mr. Hellman is $5.00 per share.
          (7) 15,000 of these shares will be redeemed by the Company, at the redemption price of $5.50 per share, concurrently with the closing of the Minimum Offering. Includes 142,500 shares of Common Stock issuable upon the exercise of certain warrants; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share. Also includes 409,660 shares of Common Stock issuable upon the conversion of 1,915,160 shares of Convertible Preferred Stock owned by Ms. Edelson. All of the foregoing securities were transferred in July 1997 to Ms. Edelson by Steven L. Edelson, Ms. Edelson's husband and the former Chairman of the Board of the Company.


                                 CERTAIN TRANSACTIONS

             On July 31, 1997, Steven L. Edelson resigned as Chairman of the Board of the Company. Simultaneously therewith, Mr. Edelson transferred to his wife, Carol Edelson, all of Mr. Edelson's right, title and interest in and to all securities of the Company then owned by Mr. Edelson, namely, 15,000 shares of the Company's Common Stock, 1,915,160 shares of Convertible Preferred Stock, $45,000 principal amount of promissory notes and warrants to
          purchase  an  additional 142,500  shares  of Common  Stock.   Mr.
          Edelson's resignation was not the result of any disagreement between Mr. Edelson and the Company on any matter relating to the Company's operations, policies or practices.

             Prior to December 1996, the Company, generally, provided equipment lease financing to customers of Medley Refrigeration. Essentially, the Company would lend Medley Refrigeration the capital necessary for Medley Refrigeration to lease equipment owned by it to its customers. These customers, in turn, would make lease payments to Medley Refrigeration. These advances were historically recorded on the Company's financial statements as an
          intercompany  receivable due  from Medley  Refrigeration.   As an
          accommodation to the Company, Medley Refrigeration would cause its customers to grant the Company a security interest in the equipment leased to them to secure lease payments from customers. At December 31, 1995, the intercompany receivable due from Medley Refrigeration was approximately $1,350,000.

             During  December 1996,  the  Company and  Medley  Refrigeration
          consummated   the   Assignment,   pursuant   to   which,   Medley
          Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of Medley Refrigeration's equipment leases with its customers were assigned to the Company. The present value of the revenue stream underlying the Assignment was approximately $652,000 at the time of the Assignment.

             During January 1997, the Medley Refrigeration intercompany receivable was further reduced by $237,000 as a result of Medley
          Refrigeration   paying   the   Company  $200,000   in   cash  and
          transferring to the Company $37,000 of refrigeration equipment. The Company used this refrigeration equipment to directly enter into new refrigeration equipment leases with customers of Medley
          Refrigeration.    This  direct lease  financing  was  essentially
          accomplished by the Company purchasing the equipment to be leased
          from Medley  Refrigeration.   The Company,  in turn,  then leased
          this equipment to creditworthy Medley Refrigeration customers who are required to make lease payments with respect to such equipment directly to the Company. The Company continues, on a regular basis, to finance refrigeration equipment leases directly
          with Medley Refrigeration's customers.   The equipment underlying
          these  leases  has been,  and will  continue  to be,  provided by
          Medley  Refrigeration.    The  intercompany  receivable  due  the
          Company from Medley Refrigeration has been, and will continue to be, reduced by the sum of all lease payments received with
          respect  to these  equipment  leases.   At  March 31,  1997,  the
          intercompany   receivable  due   to   the  Company   from  Medley
          Refrigeration was approximately $1,000,000.

             Group and the Company are parties  to an agreement pursuant  to
          which,   among  other   things,  Group,   on  behalf   of  Medley
          Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $1,100,000 in proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum
          Offering.    This  $1,100,000 will  be  paid  to  the Company  to
          satisfy, in their entirety, all receivables then outstanding from
          Medley  Refrigeration to  the Company.    Group, pursuant  to the
          Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $1,100,000 in proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.

             During June 1996, the Company offered holders of approximately $951,590 principal amount of unsecured notes of the Company (of
          which   Steven  Dreyer,   a   Director  of   the  Company,   held
          approximately $50,788 of these notes) the opportunity to exchange their notes into shares of the Company's Convertible Preferred
          Stock.       Noteholders,   including   Mr.   Dreyer,   converted
          approximately  $765,657  principal amount  of notes  into 811,973
          shares of  Convertible Preferred  Stock.   Mr. Dreyer  was issued
          54,338 shares of Convertible Preferred Stock pursuant to this exchange offer.

             Concurrently, in June 1996, the Company offered Messrs. Robert Press and Steven L. Edelson, the President and Chairman of the Board of the Company, and the former Chairman of the Board of the Company, respectively, the opportunity to exchange their shares of 13-1/2% preferred stock of the Company then owned by them, having an aggregate liquidation value of $1,643,726, into shares
          of  Convertible  Preferred  Stock.   Messrs.  Press  and  Edelson
          exchanged all of their shares of 13-1/2% preferred stock for an aggregate of 2,136,844 shares of Convertible Preferred Stock (604,717 shares to Mr. Press and 1,532,127 shares to Mr.
          Edelson).   Mr. Edelson subsequently transferred  these shares of
          Convertible Preferred Stock to his wife, Carol Edelson.

             The Company and Performance Capital Management, a company controlled by Mr. Press and Steven L. Edelson, the husband of Carol Edelson, a principal stockholder of the Company, are parties to a Management Agreement pursuant to which, among other things, Performance Capital Management provides the Company with certain financial and managerial assistance in consideration for a Management Fee of $30,000 for Fiscal 1995, $15,000 for Fiscal 1996 and $90,000 per year following the consummation of this offering. Under this Agreement, representatives of Performance Capital Management (specifically, Mr. Press) render business and financial counsel, guidance and managerial assistance to the Company. Mr. Press devotes all of his business time and efforts
          to  the  affairs  of the  Company.    This  Agreement expires  on
          December 31, 1997 but is automatically renewable for successive one year terms if no formal notice of termination has been provided.

             From June 1, 1996  through March 31, 1997, Mr. Press and Steven
          L.  Edelson, the  former Chairman  of the  Board of  the Company,
          loaned  the Company  $58,218  and $47,018,  respectively.   These
          loans were made to the Company in order to permit the Company to satisfy its operating expenses in connection with, and in anticipation of, this offering. These loans bear interest at the rate of 12% per annum, with a balloon payment of principal and
          accrued  interest   due  by  August   2,  1999.     (Mr.  Edelson
          subsequently transferred  his right to receive  payment under his
          loan to  the Company to  his wife,  Carol Edelson.)   The Company
          intends to repay these loans (Mr. Press and Ms. Edelson have each agreed to waive interest payments under these loans) with a portion of the proceeds from this offering. In connection with their making these loans, the Company issued to each of Messrs. Press and Edelson warrants to purchase up to 142,500 shares of Common Stock (Mr. Edelson subsequently transferred these warrants to his wife, Carol Edelson). These warrants are exercisable at any time on or prior to September 30, 2000, at an exercise price of $1.50 per share.

             From  June 1,  1996  to  March 31,  1997,  Performance  Capital
          Management loaned the Company $21,000.   This loan bears interest
          at the rate of 12% per annum with a balloon payment of principal and accrued interest due by August 2, 1999.

             From June 1, 1996 to March 31, 1997, Tile's International ("Tiles"), a company controlled by Steven Dreyer, loaned the Company $100,000, of which approximately $81,321 was outstanding at March 31, 1997. This loan bears interest at the rate of 13-1/2% per annum, requires monthly payments of principal and interest and matures in November 1998. The Company intends to satisfy $14,333.10 of this loan (which sum includes accrued and unpaid interest) with a portion of the proceeds from this
          offering.   In connection with  the loans made  to the Company by
          Tiles, the Company issued to Tiles warrants to purchase up to 5,625 shares of Common Stock. These warrants are exercisable at any time prior to September 30, 2000, at an exercise price of $1.50 per share.

             In December 1996, the Company sold Maynard Hellman, a director of the Company, in consideration for $100,000, warrants to purchase up to 1,000,000 shares of Common Stock of the Company. These warrants are identical to the Warrants being offered hereby except that the exercise price of the Warrants owned by Mr. Hellman is $5.00 per share.

             The Company will utilize $165,000 from this offering to redeem, at a price of $5.50 per share, an aggregate of 30,000 shares of Common Stock owned by Mr. Press and Ms. Edelson. These shares were transferred and assigned by Group to Mr. Press and Steven L. Edelson (who subsequently transferred these shares to his wife, Carol Edelson) in January 1996 in consideration for services performed on behalf of the Company.

             Following the consummation  of this offering, the Company  will
          require  all   agreements  and  arrangements  involving   it  and
          Performance Capital Management or any other related party, including the Company's officers, directors and 5% or greater stockholders to be (i) negotiated, to the extent possible, on an arm's-length basis, (ii) on terms no more favorable to the party other than the Company thereto than otherwise could be obtained from an unaffiliated party and (iii) approved by a majority of
          the  disinterested directors of  the Company.   In  addition, the
          Company has agreed that following the closing of the Minimum Offering and the concurrent satisfaction by Group, on behalf of Medley Refrigeration, of all receivables then outstanding from Medley Refrigeration to the Company, the Company will not permit receivables from affiliates to exceed, at any time, the lesser of
                                                                  ------
          10%  of  all of  the Company's  total assets  or $500,000  in the
          aggregate  and   that  any  loans  to   the  Company's  officers,
          directors, 5% or greater stockholders or affiliates will be for bona fide business purposes only and approved by a majority of the Company's disinterested directors. To date, all transactions between the Company and its officers, directors and greater than 5% stockholders have been on terms no more favorable to such officers, directors and stockholders as otherwise could be obtained from unaffiliated parties.


                              DESCRIPTION OF SECURITIES


          GENERAL

             The Company is authorized to issue 15,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of
          preferred stock,  par value $.01  per share.   As of the  date of
          this Prospectus, there were 1,680,000 shares of Common Stock issued and outstanding, and 2,958,817 shares of preferred stock issued and outstanding. All such preferred stock is Convertible Preferred Stock, the only series of preferred stock outstanding as of the date of this Prospectus.


          COMMON STOCK

             The holders of Common  Stock are entitled to one vote for  each
          share  held  of  record  on  all  matters  to   be  voted  on  by
          stockholders.   There is no cumulative voting with respect to the
          election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are (and the shares of Common Stock offered hereby, when issued in exchange for the consideration set forth in this Prospectus, will be) fully paid and nonassessable.


          PREFERRED STOCK

             The Company is authorized to issue preferred stock in one or more series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock and, in certain instances, could adversely affect the market price of such stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

             In June 1996, the Company authorized and issued an aggregate of 2,958,817 shares designated as Series A 10% Convertible Preferred Stock. There is not authorized or outstanding, as of the date of this Prospectus, any other series of preferred stock
          of  the  Company.     The  Convertible  Preferred  Stock  accrues
          dividends, payable quarterly (to the extent legally sufficient funds are then available to the Company), at an annual rate of
          $.10  per share.    All regularly  declared but  unpaid dividends
          cumulate. If the Company, for whatever reason, fails to pay the regular quarterly dividend with respect to the Convertible Preferred Stock for four consecutive quarters, the holders of the Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one designee to the Company's Board of
          Directors.   Holders of shares of Convertible Preferred Stock are
          not otherwise entitled to vote on any matters affecting the Company or its stockholders, except as may be required by law.

             The Convertible Preferred Stock is entitled to a $1.00 per share liquidation preference (together with all accrued and unpaid dividends) over the Company's Common Stock in the event of
          dissolution  of  the  Company.   After  the  satisfaction  of all
          indebtedness of the Company, holders of Convertible Preferred Stock would then receive any remaining assets in priority to holders of the Company's Common Stock.

             Holders of the Convertible Preferred Stock shall have the right, effective at any time following the closing of the Minimum Offering, to convert any or all of such holder's shares of Convertible Preferred Stock into shares of Common Stock of the Company at the initial public offering price for the Common Stock being offered hereby ($5.50 per share) less a 15% discount, or
          approximately  $4.68 per  share  (the "conversion  price").   The
          number of shares of Common Stock issuable upon conversion shall be determined by dividing the aggregate liquidation value ($1.00 per share) of all shares of Convertible Preferred Stock being converted (together with the amount of all accrued and unpaid dividends with respect to such shares) by the conversion price for such shares.

             The Company has the unilateral right, commencing on June 1, 2001 (the "anniversary date"), to redeem all or any shares of Convertible Preferred Stock at the redemption price of $1.00 per share (together with the amount of all accrued and unpaid dividends with respect to such shares) if the average closing price for shares of the Company's Common Stock for the 20 consecutive trading days immediately preceding the anniversary date exceeds the conversion price by 20% (approximately $5.62 per share).

          REDEEMABLE WARRANTS

             Each Warrant offered hereby entitles the registered holder thereof (the "Warrant Holders") to purchase, commencing July 22, 1998, one share of Common Stock at a price of $5.75, subject to adjustment in certain circumstances, until 5:00 p.m., Eastern
          time,  on July  22,  2002.    The  Warrants  will  be  separately
          transferable immediately upon issuance.

             The Warrants are redeemable by the Company at any time after July 22, 1998 upon notice of not less than 30 days at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the initial offering price of the Common Stock
          offered hereby.     The Warrant Holders  shall have the  right to
          exercise their Warrants until the close of business on the date fixed for redemption. The Warrants will be issued in registered form under a warrant agreement (the "Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions of the Warrants.

             The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the Warrant Agent for the number of Warrants being exercised. Warrant Holders do not have the rights or privileges of holders of Common Stock until their Warrants are exercised.

             No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or
          qualified   or  deemed   to  be   exempt  from   registration  or
          qualification under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to
          the terms of the  Warrant Agreement.   While it is the  Company's
          intention to do so, there can be no assurance that it will be able to do so.

             No  fractional  shares will  be  issued  upon exercise  of  the
          Warrants.   However, if a  Warrant Holder exercises  all Warrants
          then owned of record by him, the Company will pay such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

             The General Corporation Law of Delaware (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or
          omissions  not   in  good  faith  or   that  involve  intentional
          misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The Company's certificate of incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary
          damages  to the  fullest  extent  permitted  by  the  DGCL.    In
          addition, the  certificate of incorporation provides  that if the
          DGCL  is   amended  to  authorize  the   further  elimination  or
          limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including
          breaches   resulting   from  negligence   or   grossly  negligent
          behavior),  except in  the  situations described  in clauses  (i)
          through (iv) above.   This provision does not limit  or eliminate
          the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a
          breach  of a  director's  duty  of  care.    The  certificate  of
          incorporation also provides that the Company shall, to the full extent permitted by the DGCL, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          ANTI-TAKEOVER PROVISIONS

             The  Company  is  subject to  certain  anti-takeover provisions
          under Section 203 of the DGCL.   In general, under Section 203, a
          Delaware corporation may not engage in any business combination with any "interested stockholder" (a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock), for a period of three years following the date such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding
          voting stock  not  owned  by  the interested  stockholder.    The
          restrictions   imposed  by  Section  203  will  not  apply  to  a
          corporation   if  the   corporation's  original   certificate  of
          incorporation contains a provision expressly electing not to be governed by this Section or the corporation by action of its stockholders holding a majority of outstanding stock adopts an
          amendment  to  its  certificate   of  incorporation  or   by-laws
          expressly electing not to be governed by Section 203.

             The Company has not elected not to be governed by Section 203, and upon consummation of this offering and the listing of the Common Stock and Warrants on NASDAQ, the restrictions imposed by
          Section 203 will apply to the Company. Such provision could have the effect of discouraging, delaying or preventing a takeover of the Company, which could otherwise be in the best interest of the Company's stockholders, and have an adverse effect on the market price for the Company's Common Stock and/or Warrants.

          TRANSFER AGENT AND WARRANT AGENT

             The transfer agent for the Common Stock and the Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

          REPORTS TO SECURITYHOLDERS

             The Company will furnish to its securityholders annual reports containing audited financial statement and such unaudited interim reports as it deems appropriate. The Company has registered its Common Stock and Warrants with the Commission pursuant to the provisions of Section 12(g) promulgated under the Exchange Act. In accordance therewith, the Company is required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.


                           SHARES ELIGIBLE FOR FUTURE SALE

             Upon the consummation of this offering, the Company will have 2,650,000 shares of Common Stock outstanding if the Minimum Offering is sold and 3,050,000 shares of Common Stock outstanding if the Maximum Offering is sold, assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's
          Convertible Preferred Stock.   At that  time, only the  1,000,000
          shares being offered by the Company hereby in the event the Minimum Offering is sold (the Selling Stockholder is offering 200,000 shares), and the 1,400,000 shares being offered by the Company hereby in the event the Maximum Offering is sold (the Selling Stockholder is offering 200,000 shares), will be freely tradable without restriction or further registration under the
          Securities  Act.    The  remaining 1,400,000  shares,  in  either
          instance, will be deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and, as such, may, subject to the contractual restrictions described below, only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations, described below, of Rule 144 promulgated under the Securities Act. None of such "restricted" securities will be eligible for sale under Rule 144 prior to December 1997.

             In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

             Group, which is controlled by Messrs. Press and Steven L. Edelson, the President and Chairman of the Board of the Company, and the former Chairman of the Board and the husband of Carol Edelson, a principal stockholder of the Company, respectively, beneficially owns, as of the date of this Prospectus, 1,500,000 shares of Common Stock of the Company. Group is selling, as part of the Minimum Offering, 200,000 shares of Common Stock. Upon the closing of the Minimum Offering, and Group's concurrent receipt of the approximate $1,100,000 in proceeds from the sale of its 200,000 shares, Group will cause Medley Refrigeration to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group has otherwise agreed with the Company not to sell or dispose of any of its shares for
          a period  of six months  from the  date of this  Prospectus.   In
          addition, each holder of Convertible Preferred Stock has agreed with the Company not to sell or otherwise dispose of any shares of Common Stock issuable upon conversion of such Convertible Preferred Stock for a period of six months from the date of this Prospectus.

             Prior to this offering, there has been no market for the Common Stock or Warrants and no prediction can be made as to the effect, if any, that public sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Common Stock and the Warrants prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability in the future to
          raise  additional   capital  through  the  sale   of  its  equity
          securities.


                                 PLAN OF DISTRIBUTION

             In accordance with the terms hereof, the Company is offering, on a "best efforts" basis, a minimum of 1,200,000 shares of Common Stock (1,000,000 of which will be sold by the Company and 200,000 of which will be sold by the Selling Stockholder) and 1,200,000 Warrants and a maximum of 1,600,000 shares of Common Stock (1,400,000 of which will be sold by the Company and 200,000 of which will be sold by the Selling Stockholder) and 1,600,000
          Warrants to the  public.   The first 1,200,000  shares of  Common
          Stock (which includes the 200,000 shares being sold by the Selling Stockholder) and 1,200,000 Warrants will be offered on a "best efforts all-or-none" basis at a purchase price of $5.50 per
          share  of  Common  Stock and  $.15  per  Warrant.   If  the first
          1,200,000 shares of Common Stock and 1,200,000 Warrants are sold, the offering will continue on a "best efforts" basis up to
          1,600,000 shares  of Common  Stock and  1,600,000 Warrants.   The
          Company will use its best efforts to find purchasers for the Common Stock and Warrants offered hereby by December 24, 1997. The Company will promptly send to each subscriber who subscribes to this offering a confirmation of the subscriber's purchase of Common Stock and/or Warrants with instructions to forward their funds to the Company. Subscribers' checks shall be made payable
          to  the  Escrow   Agent  and  the   Company  will  transmit   all
          subscribers' checks directly to  the Escrow Agent by noon  of the
          next business day  after receipt.   All proceeds  raised in  this
          offering will be deposited by the Company in an escrow account maintained at Turnberry Bank, Aventura, Florida, the Escrow Agent for the Company. If the Minimum Offering is not achieved and the offering is canceled, all subscriptions held in the escrow account will be returned without interest or deduction.

             The Common Stock and Warrants will be sold on a fully paid basis only. Certificates representing shares of Common Stock and Warrants will be issued to subscribers only if the proceeds from the sale of at least 1,200,000 shares of Common Stock and 1,200,000 Warrants are released to the Company. Until such time as the funds have been released by the Escrow Agent, such subscribers will not be deemed stockholders or warrantholders.

             This offering is being made by the Company on a "self-underwritten" basis. As such, the Common Stock and Warrants are being offered directly by the Company through certain of the
          Company's officers,  directors and employees.   No underwriter or
          broker or dealer has been retained by the Company in connection with this offering and the Company has no intention of retaining or engaging any underwriter or broker or dealer in the future to
          assist  with this  offering.   No commissions  or  other offering
          remuneration will be paid in connection with this offering and the Company has no intention of retaining or engaging any underwriter or broker or dealer in the future to assist with this
          offering.   Alyce R. Schreiber, Director of Investor Relations of
          the Company, and Christopher Pappas, Vice President-Marketing of the Company, will act as the principal selling agents of the Company in connection with this offering.

             The  shares of  Common  Stock and  Warrants  are  being offered
          hereby  subject  to  prior  sale,   withdrawal,  cancellation  or
          modification of the offer, including its structure, terms and conditions, without notice. The Company reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase shares of Common Stock and/or Warrants.

             The Company intends to sell the shares of Common Stock and Warrants in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and the purchase of the shares of Common Stock and/or Warrants may only be negotiated and consummated in such states.

             Each investor must purchase a minimum of 100 shares of Common Stock and/or 100 Warrants in this offering. Any larger number of shares and/or Warrants must be purchased in 100 share and/or Warrant increments.

             Prior  to  this  offering, there  has  been  no  public trading
          market  for the  Common Stock  or Warrants.     Consequently, the
          initial public offering prices of the Common Stock and Warrants and the exercise price of the Warrants have been determined unilaterally by the Company and do not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value.

             The Company has filed an application for the Common Stock and Warrants to be quoted on the NASDAQ Small-Cap market system under
          the proposed symbols "MCAC" and "MCACW", respectively.   To date,
          NASDAQ has declined to accept the Company's Common Stock and Warrants for trading on the NASDAQ Small-Cap market system. The Company has been advised that NASDAQ's current position is based upon (i) public interest concerns resulting from the affiliation between PCM Securities, L.P., an NASD registered broker-dealer that was originally engaged to underwrite this offering ("PCM"), and the Company and (ii) NASDAQ's belief that the Company's auditors have not yet received an unqualified peer review opinion
          from  the AICPA.   Specifically, NASDAQ advised  the Company that
          PCM has been the subject of certain allegations in the press involving ties to organized crime. Robert D. Press, the Chairman of the Board and President of the Company, served as a registered
          representative  of  PCM from  1991 until  July  1997.   Steven L.
          Edelson, the former Chairman of the Board of the Company (Mr. Edelson resigned from this office on July 31, 1997), is the
          regulatory  and  compliance  principal  for  PCM.    The  Company
          terminated its underwriting agreement with PCM in July 1997. The Company's auditors' not having yet received an unqualified peer review opinion is of concern to NASDAQ since this offering is being undertaken without the benefit of an underwriter and the accompanying underwriter's due diligence review. The Company has been advised by its auditors that a qualified peer review opinion was issued because the auditors' quality control policies and procedures for engagement performance for partner review of work papers were not followed. The Company has appealed NASDAQ's current position regarding listing on the Small-Cap market system. A decision is anticipated in January
          1998.   Pending  this decision,  the  Company's Common  Stock and
          Warrants  will  be  quoted   on  the  Electronic  Bulletin  Board
          maintained by NASDAQ.

                                    LEGAL MATTERS

             The validity of the securities being offered hereby will be passed upon for the Company by Reid & Priest LLP, New York, New York. David R. Hardy, Esq., a partner of Reid & Priest LLP, is the beneficial owner of 34,095 shares of common stock of Group, 40,000 shares of preferred stock of Group and warrants to purchase up to an additional 10,000 shares of common stock of Group.

                                       EXPERTS

             The financial statements of the Company as of December 31, 1996 and for the year ended December 31, 1996, included in this Prospectus and elsewhere in the Registration Statement have been audited by Daszkal, Bolton & Manela, independent certified public accountants ("Daszkal, Bolton"), as indicated by its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

             The statement of operations, cash flow and stockholders' equity of the Company for the year ended December 31, 1995 included in this Prospectus and elsewhere in the Registration
          Statement  has  been  audited   by  Israeloff,  Trattner  &  Co.,
          independent certified public accountants ("Israeloff, Trattner"), as indicated by its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

             During  January   1997,   Israeloff,   Trattner   resigned   as
          independent  certified   public  accountants  for   the  Company.
          Concurrently therewith, Daszkal, Bolton was retained by the Company to serve as its independent certified public accountants. Israeloff, Trattner's report with respect to the Company's Fiscal 1995 financial statements contained a statement, generally, that the Company's financial situation raises substantial doubt about
          the Company's ability to continue as a going concern.   The Board
          of  Directors  of  the  Company unanimously  accepted  Israeloff,
          Trattner's resignation  and Daszkal,  Bolton's retention.   There
          were no disagreements between the Company and Israeloff, Trattner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


                                ADDITIONAL INFORMATION

             The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered by this
          Prospectus.   This Prospectus, filed as part of such Registration
          Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and
          regulations  of the  Commission.   For  further information  with
          respect  to the Company and  this offering, reference  is made to
          the   Registration  Statement,   including  the   exhibits  filed
          therewith, which may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of
          prescribed fees.   Statements contained in this  Prospectus as to
          the  contents  of  any   contract  or  other  document  are   not
          necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.


                            MEDLEY CREDIT ACCEPTANCE CORP.

                            INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
                                                                       ----


          I.   Fiscal 1996 and Interim 1997 Period:
               ------------------------------------

             Independent Auditors' Report   . . . . . . . . . . . . .   F-2

             Balance  Sheets  as  of  December 31,  1996  and  unaudited  at
             September 30, 1997 . . . . . . . . . . . . . . . . . . .   F-3

             Statements of Operations for the year ended December 31, 1996 and unaudited for the nine months ended
             September 30, 1997 and 1996  . . . . . . . . . . . . . .   F-5

             Statements   of  Stockholders'  Deficit   for  the  year  ended
             December 31, 1996 and unaudited for the
             nine months ended September 30, 1997 . . . . . . . . . .   F-6

             Statements of Cash Flows for the year ended
             December 31, 1996 and unaudited for the
             nine months ended September 30, 1997 and 1996  . . . . .   F-7

             Notes to Financial Statements  . . . . . . . . . . . . .   F-9

          II.  Fiscal 1995:
               -----------

             Independent Auditors' Report   . . . . . . . . . . . . .   F-9

             Statement of Operations for the year ended
             December 31, 1995  . . . . . . . . . . . . . . . . . .    F-20

             Statement   of  Shareholders'   Deficit  for   the  year  ended
             December 31, 1995  . . . . . . . . . . . . . . . . . .    F-21

             Statements of Cash Flows for the year ended
             December 31, 1995  . . . . . . . . . . . . . . . . . .    F-22

             Notes to Financial Statements  . . . . . . . . . . . . .  F-23


                             INDEPENDENT AUDITORS' REPORT



          Board of Directors and Stockholders
          Medley Credit Acceptance Corp.:


               We  have audited  the accompanying  balance sheet  of Medley
          Credit Acceptance Corp. as of December 31, 1996, and the related statement of income, stockholder's equity, and cash flows from the year then ended. These financial statements are the responsibility of the management of Medley Credit Acceptance Corp. Our responsibility is to express an opinion on these financial statements based on our audit.

               We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medley Credit Acceptance Corp. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

               The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company experienced a loss from operations in 1996, has substantial working capital deficiency at December 31, 1996, and is in arrears on its preferred stock dividends. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the resolution of these uncertainties.

             As discussed  in Note 18  to the  financial statements, certain
          errors  in   classification  resulted  in  the  overstatement  of
          previously reported stockholders' equity as of December 31, 1996. The financial statements have been restated to correct the misstatement.


          Boca Raton, Florida
          March 31, 1997 (except for Note 10 and Note 18 as to which the date is September 25, 1997)


                                                  DASZKAL, BOLTON & MANELA



                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                                    BALANCE SHEETS


                                        ASSETS

                                         DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                         -----------------   ------------------
                                                                (UNAUDITED)

      CURRENT ASSETS
        Cash                                  $     --            $   26,242
        Accounts receivable, net of
           allowance for doubtful
           accounts of $3,000                     73,727              84,800
        Notes receivable                          29,816              29,574

        Due from affiliates                      585,288             302,904
                                                  73,015             272,534
        Prepaid offering costs                ----------          ----------


                                                 761,846             716,054
           Total Current Assets               ----------          ----------

      RENTAL EQUIPMENT, AT COST, NET OF          234,619             253,878
       ACCUMULATED DEPRECIATION               ----------          ----------


      PROPERTY AND EQUIPMENT, AT COST,            19,154              11,654
        NET OF ACCUMULATED DEPRECIATION       ----------          ----------

      OTHER ASSETS

        Due from affiliates                      711,837             945,563
        Rental equipment not in
          service                                 65,565              65,565
                                                   1,799               1,799
        Security deposits                     ----------          ----------


                                                 779,201           1,012,927
           Total Other Assets                 ----------          ----------


                                              $1,794,820          $1,994,513
      TOTAL ASSETS                            ==========          ==========
                   See accompanying notes to financial statements.


                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                                    BALANCE SHEETS

                         LIABILITIES AND STOCKHOLDERS' EQUITY
     CURRENT LIABILITIES                   DECEMBER 31, 1996    MARCH 31, 1997
                                           -----------------    --------------
                                                                 (UNAUDITED)
        Notes payable                        $  210,000        $  150,000





        Current portion of long-term debt       250,937           660,895
        Current portion of obligations to
         finance companies                       91,027            56,717
        Accounts payable and accrued
         expenses                               172,534           289,765
        Dividends payable - preferred           127,668           349,516
         stock                               ----------        ----------

          Total Current Liabilities             852,166         1,506,893
                                             ----------        ----------


     OTHER LIABILITIES
        Long-term debt, net of current
         portion                                167,286            30,000
        Obligations to finance companies,
         net of current portion                 100,996            36,790
        Notes payable - officers                105,236           125,483
        Customer deposits                         7,115                --
                                             ----------        ----------

          Total Other Liabilities               380,633           192,273
                                             ----------        ----------


          Total Liabilities                   1,232,799         1,699,166
                                             ----------        ----------

     COMMITMENTS AND CONTINGENCIES                   --                --
                                             ----------        ----------

     REDEEMABLE CONVERTIBLE 10%
       PREFERRED STOCK
        Series A 10% convertible
        preferred stock, $.01 par
          value, 5,000,000 authorized,
        2,958,817 shares, issued
          and outstanding (liquidation
        value of $2,958,817 plus                820,281           820,281
          accumulated dividends)             ----------        ----------

     STOCKHOLDERS' DEFICIT

        Common stock, .01 par value,
         10,000,000 authorized, 1,680,000
         shares issued and outstanding           16,800            16,800
        Additional paid-in capital            1,532,206         1,532,206
        Accumulated deficit                  (1,807,266)       (2,073,940)
                                             ----------        ----------
          Total Stockholder's Deficit          (258,260)         (524,934)
                                             ----------        ----------

     TOTAL LIABILITIES AND                   $1,794,820        $1,994,513
       STOCKHOLDERS' EQUITY                  ==========        ==========



                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                               STATEMENTS OF OPERATIONS

                                                        NINE MONTHS ENDED
                                       YEAR ENDED         SEPTEMBER 30,
                                      DECEMBER 31,         (UNAUDITED)
                                      ------------      -----------------
                                          1996          1997         1996
                                          ----          ----         ----
     REVENUES                          $ 356,235     $ 189,020     $ 310,920
                                       ---------     ---------     ---------
     COST AND EXPENSES
        Depreciation                      95,483        51,000        71,614

        Interest expense                 146,914        53,517       111,872
        Loss on sale of leased
         equipment                        35,687            --            --
        General and administrative       447,855       203,859       175,473
         expenses                      ---------     ---------     ---------

          Total Costs and Expenses       725,939       308,376       358,949
                                       ---------     ---------     ---------

          Income (Loss) From            (369,704)     (119,356)      (48,039)
             Operations                ---------     ---------     ---------
     OTHER INCOME (EXPENSES)
        Interest income                   93,064       108,310        58,339

        Loss on sale of securities            --       (33,780)           --
        Reversal of estimate for
         uncollectible advances to
         affiliate                       600,000            --            --
        Loss on sale of leased                --            --       (22,226)
         equipment                     ---------     ---------     ---------
          Total Other Income             693,064        74,530        36,113
            (Expenses)                 ---------     ---------     ---------

     NET INCOME (LOSS)                 $ 323,360     $ (44,826)    $ (11,916)
                                       =========     =========     =========

     NET INCOME (LOSS) APPLICABLE TO   $  90,638     $(266,674)    $(175,932)
       COMMON SHAREHOLDERS             ---------     ---------     ---------


     NET INCOME (LOSS) PER COMMON      $     .05     $    (.16)    $    (.16)
       SHARE                           =========     =========     =========


     WEIGHTED AVERAGE NUMBER OF        1,680,000     1,680,000     1,120,000
       SHARES OUTSTANDING              =========     =========     =========



                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         STATEMENTS OF STOCKHOLDERS' DEFICIT


                                             COMMON STOCK
                                             ------------
                                                                       TOTAL
                                        SHARES           AMOUNT        -----
                                        ------           ------
     Balance, at January 1, 1996            1,000      $ 200,000    $(613,898)
     Reclassification of S-Corp
       Undistributed Earnings                  --             --           --
     Restatement of Common Stock               --       (199,990)          --
       Par Value                        ---------      ---------    ---------

     Beginning balance as restated          1,000             10     (613,898)
     Stock Split - 1,120 to 1           1,119,000         11,190           --
     Issuance of Warrants                      --             --      100,000

     Compensation Value of Common
       Stock                                   --             --      165,000
     Stock Split - 3 to 2                 560,000          5,600           --
     Preferred Stock Dividends                 --             --     (232,722)

     Net Income                                --             --      323,360
                                        ---------      ---------    ---------
     Balance, at
       December 31, 1996                1,680,000         16,800     (258,260)
     Net Income (Loss),
       September 30, 1997
      (Unaudited)                              --             --       40,013
     Preferred Stock Dividends                 --             --      (73,970)
      (Unaudited)                       ---------      ---------    ---------

     Balance, September 30, 1997        1,680,000      $  16,800    $(292,217)
      (Unaudited)                       =========      =========    =========


                                      ADDITIONAL
                                       PAID-IN       ACCUMULATED
                                       CAPITAL         DEFICIT         TOTAL
                                      ----------     -----------       -----
     Balance, at January 1, 1996       $  979,146    $(1,793,044)   $(613,898)

     Reclassification of S-Corp
       Undistributed Earnings             104,860       (104,860)          --


     Restatement of Common Stock          199,990             --           --
       Par Value                       ----------    -----------    ---------
     Beginning balance as restated      1,283,996     (1,897,904)    (613,898)

     Stock Split - 1,120 to 1             (11,190)            --           --
     Issuance of Warrants                 100,000             --      100,000
     Compensation Value of Common
       Stock                              165,000             --      165,000
     Stock Split - 3 to 2                  (5,600)            --           --

     Preferred Stock Dividends                 --       (232,722)    (232,722)
     Net Income                                --        323,360      323,360
                                       ----------    -----------    ---------
     Balance, at December 31, 1996      1,532,206     (1,807,266)    (258,260)

     Net Income (Loss), September
       30, 1997 (Unaudited)                    --        (44,826)      40,013
     Preferred Stock Dividends                 --        (73,970)     (73,970)
      (Unaudited)                      ----------    -----------    ---------
     Balance, September 30, 1997       $1,532,206    $(1,841,223)   $(292,217)
      (Unaudited)                      ==========    ===========    =========



                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                               STATEMENTS OF CASH FLOWS


                                                            NINE MONTHS ENDED
                                            YEAR ENDED        SEPTEMBER 30,
                                           DECEMBER 31,        (UNAUDITED)
                                           ------------        -----------
     CASH FLOWS FROM OPERATING                 1996         1997        1996
       ACTIVITIES                              ----         ----        ----
       Net income                           $ 323,360          --          --
                                            ---------    --------    --------
       Adjustments to reconcile net income
       to net cash provided by operating
       activities:
          Depreciation                         95,483          --          --

          Reversal of estimate for
          uncollectible advances             (600,000)         --          --
           to affiliate
          Loss on sale of leased               35,687          --          --
          equipment
       Compensation value of common stock     165,000          --          --
          Changes in assets and
          liabilities:

               Accounts receivable            (43,907)         --          --
               Prepaid expenses               (65,423)         --          --


                                                            NINE MONTHS ENDED
                                            YEAR ENDED        SEPTEMBER 30,
                                           DECEMBER 31,        (UNAUDITED)
                                           ------------        -----------
               Accounts payable and           130,118          --          --
               accrued expenses
               Customer deposits              (20,229)         --          --
                                            ---------    --------    --------

               Total Adjustments             (303,271)         --          --
                                            ---------    --------    --------
     Net cash provided (used) by               20,089     (52,491)    105,228
     operating activities
     CASH FLOWS FROM INVESTING
     ACTIVITIES
       Net receipt from (to) affiliates        42,083     (76,228)     31,612

       Purchase of securities                      --     (75,010)         --
       Proceeds from sale of securities            --      34,401      60,343
       Purchase of rental equipment          (111,544)         --          --
       Proceeds from sale of equipment             --      27,800      14,890
                                            ---------    --------    --------

       Net cash provided (used) by            (69,461)    (89,037)    106,845
       investing activities                 ---------    --------    --------
     CASH FLOWS FROM FINANCING ACTIVITIES
       Short-term borrowings                   10,000          --          --
       Proceeds from long-term debt           276,000     293,650          --

       Repayments of short-term borrowings   (145,000)
       Repayments of long-term debt and
       obligations to finance companies      (216,577)    (85,627)   (161,748)
       Payment of preferred stock            (105,054)         --     (75,328)
       dividends
       Net proceeds from shareholders         111,200      28,000      61,200
       loans
       Issuance of preferred stock             15,000          --       5,000

       Issuance of warrants                   100,000          --          --
       Repayments of notes payable                 --     (60,000)    (45,000)
       Repayments of shareholder loan              --      (8,253)         --
                                            ---------    --------    --------
     Net cash provided (used) by               45,569     167,770    (215,876)
     financing activities                   ---------    --------    --------

     NET INCREASE (DECREASE) IN CASH
       AND EQUIVALENTS                         (3,803)     26,242      (3,803)
     CASH AND EQUIVALENTS - beginning of        3,803          --       3,803
     period                                 ---------    --------    --------
     CASH AND EQUIVALENTS - end of period   $      --    $ 26,242    $     --
                                            =========    ========    ========


                                                            NINE MONTHS ENDED
                                            YEAR ENDED        SEPTEMBER 30,
                                           DECEMBER 31,        (UNAUDITED)
                                           ------------        -----------
     SUPPLEMENTAL DISCLOSURES OF CASH
     FLOW INFORMATION:

          Interest paid                    $   59,628    $ 28,475    $ 61,962
                                           ==========    ========    ========
     SUPPLEMENTAL NONCASH INVESTING AND
     FINANCIAL ACTIVITIES:

          Long-term debt and related
          accrued interest converted into
          convertible preferred stock       $ 788,844     $    --    $788,844

          Leased equipment received from
          affiliated company as payment
          on intercompany receivable               --      87,758          --
          Obligations to finance
          companies transferred to
          affiliated company                       --      27,807          --
                                           ==========    ========    ========
                                           $  788,844    $ 51,883    $     --
                                           ==========    ========    ========


                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                            NOTES TO FINANCIAL STATEMENTS

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND MARCH 31, 1996 IS UNAUDITED)


     NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business
     -----------------------

     Medley Credit Acceptance Corp. ("the Company"), a Delaware corporation, is a majority-owned subsidiary of Medley Group, Inc. The Company is a specialty finance company operating in Florida and engaged primarily in the leasing of dry cleaning equipment. In addition, the Company has provided financing arrangements on certain refrigeration equipment sold or leased by Medley Refrigeration, Inc., an affiliated company.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company experienced a loss from operations in 1996, has substantial working capital deficiency at December 31, 1996, and is in arrears on its preferred stock dividends. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence as a going concern is dependent upon its ability to attain profitable operations and to obtain equity and/or debt financing. Management plans to rely, to a substantial extent, on the Company's ability to successfully complete a proposed initial public offering.

     Cash and Cash Equivalents
     -------------------------

     The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to valuation of amounts due from affiliates and the net realizable value of rental equipment not in service. It is at least reasonably possible that the significant estimates used will change within the next year.

     Fair Value of Financial Instruments
     -----------------------------------

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments and related-party transactions:

     The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of short-term and long-term debt approximate carrying value based on their effective interest rates compared to current market rates.


     NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

     Revenue Recognition
     -------------------

     The Company leases equipment to others under non-cancelable operating leases, whereby revenue is recognized as lease payments are due from customers and the related costs are depreciated using the straight-line method over the rental equipment's expected life. Dry cleaning and refrigeration equipment is not generally subject to obsolescence, however, the Company periodically evaluates the realizable value of such assets to determine whether any impairment has occurred in the value based on the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets". In the opinion of the Company, though not assured, the estimated residual value will be realized.

     Property, Equipment and Depreciation
     ------------------------------------

     Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

     Income Taxes
     ------------

     Income taxes have been provided using the asset and liability method in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     NOTE 2 - DUE FROM AFFILIATES

     Due from affiliates resulted principally from interest bearing advances with no definitive due date. As security, the affiliated companies have assigned various operating leases to the Company whereby all lease payments are received from the lessee by the Company and credited against the amount due from the related affiliates. Management believes that the future lease payments will be sufficient to satisfy the obligations from the affiliated Companies.

     NOTE 3 - RENTAL EQUIPMENT AND DEPRECIATION

     Rental equipment consists of the following:
                                                                   (Unaudited)
                                    (Unaudited)                   September 30,
                                   September 30,   December 31,       1997
                                        1997           1996        -----------
                                   -------------   ------------        Not
                                     In Service     In Service     In Service
                                   -------------   ------------    -----------

      Equipment, at cost              $528,134       $465,375       $562,140
      Less, accumulated                274,256        230,756        496,575
        depreciation                  --------       --------       --------

                                      $253,878       $234,619       $ 65,565
        Net Rental Equipment          ========       ========       ========





                              December 31,     (Unaudited)
                                  1996        September 30,   December 31,
                              ------------        1997            1996
                                   Not         -----------    ------------
                               In Service         Total          Total
                              ------------     -----------    ------------

      Equipment, at cost         $562,140     $1,090,274      $1,027,515
      Less, accumulated           496,575        756,331         727,331
        depreciation             --------     ----------      ----------

        Net Rental               $ 65,565     $  333,943      $  300,184
          Equipment              ========    ===========      ==========



     NOTE 3 - RENTAL EQUIPMENT AND DEPRECIATION (CONT.)

     The depreciation expense on rental equipment for the nine months ended September 30, 1997 and the year ended December 31, 1996 was $43,500 and $85,415, respectively.


     Rents receivable under non-cancelable operating lease commitments for the next five years are as follows:

                 1997                                 $  120,653
                 1998                                     92,118
                 1999                                     80,448
                 2000                                     22,968
                 2001                                         --
                                                      ----------
                                                      $  316,187
                                                      ----------


     NOTE 4 - PROPERTY, EQUIPMENT AND DEPRECIATION

     Major classes of property and equipment consist of the following:


                                             (Unaudited)
                                            September 30,    December 31,
                                                1997             1996
                                            -------------     -----------

      Office equipment  . . . . . . . .      $48,571            $48,571
                                               6,955              6,955
      Automobile  . . . . . . . . . . .      -------            -------

                                              55,526             55,526

                                              43,872             36,372
      Less: Accumulated depreciation  .      -------            -------

                                             $11,654            $19,154
        Net property and Equipment  . .      =======            =======

     Depreciation expense on property and equipment for the nine months ended September 30, 1997 and the year ended December 31, 1996 was $7,500 and $10,068, respectively.


     NOTE 5 - NOTES PAYABLE

     Notes payable of $150,000 at September 30, 1997 and $210,000 at December 31, 1996 are comprised of the following:

     Note Payable to Bank
     --------------------

     The Company maintains a revolving credit line agreement with a commercial bank that is used to finance working capital requirements. At September 30, 1997 and December 31, 1996, the amount outstanding was $135,000 and $195,000, respectively. Borrowings are due on demand, with interest payable monthly at prime (9.5% at September 30, 1997) plus 2%. Borrowings under the note are collateralized by certain of the Company assets not otherwise pledged and the debt is personally guaranteed by the Company's principal officers and Medley Group, Inc.

     Notes Payable to Individuals
     ----------------------------

     Included in notes payable is $15,000 due to individuals, bearing interest at 10% per annum, with due dates in June and October 1997.

     NOTE 6 - LONG-TERM DEBT

     The Company has received funds from individuals and issued notes for these loans. In June 1996, the Company offered to convert these individual notes to 10% convertible preferred stock at a conversion ratio of approximately
     1.03 shares to $1.00 of debt. Certain note holders elected to convert their debt, amounting to $765,657, and $23,187 of accrued interest to the convertible preferred stock.

     At September 30, 1997 and December 31, 1996, the Company remained obligated to various individuals, not electing to convert their debt, for amounts aggregating $690,895 and $418,223, respectively. These notes are for various amounts and maturities through January 1999. Interest is payable at rates ranging from 10% to 13.5% per annum. The unsecured portion of these notes at September 30, 1997 and December 31, 1996 is $661,873 and $358,223, respectively.

     As of December 31, 1996, annual maturities of long-term debt (excluding converted notes) are as follows:

                      1997                     $ 250,937
                      1998                        97,286
                      1999                        70,000
                                               ---------
                        Total                  $ 418,223
                                               =========


     NOTE 7 - OBLIGATIONS TO FINANCE COMPANIES

     Obligations to finance companies, secured by rental equipment and related rental agreements, consist of the following at:

                                                     (unaudited)
                                                    September 30,  December 31,
                                                         1997          1996
                                                     ------------   -----------
      18.7% obligation, payable in monthly
      installments of $2,260, including interest,
      through April 1998  . . . . . . . . . . . .     $14,880     $  33,527

      23.6% obligation, payable in varying monthly
      installments, including interest, through
      November 1999 . . . . . . . . . . . . . . .      21,867        40,341

      21.2% obligation, payable in varying monthly
      installments, including interest, through
      November 1999 . . . . . . . . . . . . . . .      42,663        62,223
      18.3% obligation, payable in varying monthly
      installments, including interest, through
      November 1999 . . . . . . . . . . . . . . .      14,097        26,678


      21.4% obligation, payable in monthly
      installments of $996, including interest,            --        29,254
      through June 2000 . . . . . . . . . . . . .    --------      --------
                                                       93,507       192,023

      Less: Current maturities  . . . . . . . . .      56,717        91,027
                                                     --------      --------

        Long-Term Obligations . . . . . . . . . .    $ 36,790      $100,996
                                                     ========      ========

     As of December 31, 1996, the annual maturities of obligations to finance companies for the next five years are as follows:


      1997                                $ 91,027
      1998                                  58,666

      1999                                  36,626

      2000                                   5,704

      2001                                      --
                                         ---------

                                         $ 192,023
                                         =========


          NOTE 8 - DIVIDENDS PAYABLE - PREFERRED STOCK

          The Company has declared dividends on its preferred stock; however, it is in arrears on the 10% dividends for the last five quarters. The majority of the unpaid preferred stock dividends are due the Company officers. The Company has accrued $73,970 of dividends on its preferred stock at September 30, 1997.

          NOTE 9 - RELATED PARTY TRANSACTIONS

          The Company has transactions with related companies whose ownership is substantially the same as that of the Company. Included in the statements of operations are the following items of income and expense for the year ended December 31, 1996:

             Rental revenues . . . . . . . . . . . .      $ 92,144

             General and administrative expenses -
                 allocated . . . . . . . . . . . . .      $(18,000)

             Management expense  . . . . . . . . . .      $(15,000)

          The Company has recorded its share of allocated corporate overhead expenses of $18,000 as follows:

             Allocated 15% of rent, utilities and insurance
              based upon square footage used . . . . . . . .   $ 13,650

             Allocated 12% of office salaries based upon
              companies determination of labor hours
              incurred . . . . . . . . . . . . . . . . . . .    $ 4,350
                                                                _______
             Total allocated . . . . . . . . . . . . . . . .    $18,000
                                                                =======


          Included in the balance sheet at December 31, 1996 are the following assets:

             Due from affiliates               $1,297,125

          The balance due from affiliates results principally from advances with interest at 10% per annum with no definite due date.

          The Company has reversed its $600,000 previous estimated allowance for uncollectible advances due from an affiliated company. This was effected, as the Company received in December 1996, an assignment of leases. In January 1997, approximately $200,000 was received as payment against the receivable. As a result of the above transactions, management feels no allowance for collectability of the affiliated Company receivable is required as

          NOTE 9 - RELATED PARTY TRANSACTIONS (Cont.)

          the future collection of cash by Medley Credit Acceptance Corporation from the assigned leases will be sufficient to pay the obligation.

          Included in long-term debt is a $10,000 note due to a company owned by one of the stockholders.

          Stockholder loans totaling $105,236 bear interest at 12% per annum, with a balloon payment of principal and accrued interest due August 2, 1999. In connection with the making of these loans on June 1, 1996, the Company issued to certain shareholders warrants to purchase up to 142,500 shares of common stock. These warrants are exercisable at any time on or prior to September 30, 2000, at an exercise price of $1.50 per share.

          NOTE 10 - REDEEMABLE CONVERTIBLE 10% PREFERRED STOCK

          In June 1996, the Company offered to certain note holders the option to exchange their notes, approximating $972,000, to convertible preferred stock of Medley Credit Acceptance Corp. at a ratio of approximately 1.03 shares to $1.00. Note holders elected to convert $788,844 of notes and accrued interest to convertible preferred stock. Dividends on the preferred stock are payable quarterly and are cumulative. The preferred stock is convertible to common stock of the Company at a 15% discount to the public offering price of $5.50.

          Under the terms of the convertible preferred stock issue, the Company may redeem the stock commencing on or after the fifth anniversary of its issuance if the average trading price of the common stock, if any, in the 20 trading days immediately preceding such anniversary, exceeds the conversion price by 20%. At anytime thereafter, the Company has the right to redeem the convertible preferred stock, in whole or in part, upon 30 days notice to the holders. The Company will be obligated to commence a preferred stock redemption sinking fund if the public offering of the Company's stock has not occurred within one year of the date of the issuance of the convertible preferred stock. Commencing 18 months after issuance of the convertible preferred stock and annually thereafter, the Company will offer to redeem
          25% of the shares. When the public offering has been successfully completed the preferred stock will be reclassified to the permanent equity of the Company.

          NOTE 11 - STOCKHOLDERS' DEFICIT

          Common Stock - Stock Splits
          ___________________________

          On June 30, 1996, the Company declared a 1,120 to 1 stock split, which increased the issued and outstanding shares from 1,000 to 1,120,000 shares. On December 31, 1996, the Company declared a 3 for 2 stock split, which increased the issued and outstanding shares to 1,680,000 shares. Per share amounts in the accompanying financial statements have been adjusted for the stock splits.

          Additional Paid-In Capital
          __________________________

          30,000 shares of stock owned by the parent Company, Medley Group, Inc., was transferred to the officers for services performed by them on behalf of the Company.

          At December 31, 1996, $165,000, representing the fair value of the officer's compensation was recorded as an expense and included in additional paid-in capital.

          Warrants Issued
          _______________

          During December 1996, the Company sold 1,000,000 warrants at $.10 each. Each warrant is exercisable for the purchase of one share of common stock at a price of $5.00 per share for a period of four years commencing one year after the effective date of the Company's registration statement filing.

          NOTE 12 - RECLASSIFICATION

          The common stock par value in the 1996 financial statements has been reclassified to the proper par value amount of $.01 per share. The resultant reclassification has increased additional paid in capital by $199,990 and reduced common stock by a corresponding amount.

          At the time the Company changed its status from a S-Corporation to C-Corporation, there was $104,860 of undistributed S-Corporation earnings which has been reclassified from retained earnings to additional paid-in capital. This treatment assumes a constructive distribution to the owners followed by a contribution to paid-in capital.


          NOTE 13 - COMMITMENTS AND CONTINGENCIES

          Lease Agreements
          ________________

          In 1992, an affiliate of the Company entered into a lease for the premises which is currently occupied by Medley Group and subsidiaries. This lease expires October 1997. The lease requires a minimum annual base rent of $25,000 plus real estate taxes and operating costs. Medley Credit Acceptance Corp. has included in the statement of operations its allocated portion of $3,750 as an expense.

          In addition, the Company rents warehouse space on a month-to-month basis for storage purposes at a cost of approximately $700 per month.

          Management Agreement
          ____________________

          The Company entered into a management agreement with a related company for management services at a fee of $90,000 per annum effective January 1, 1994. The related company has agreed to modify this agreement to $15,000 per annum for 1996. This management agreement expired December 1, 1996 but carries an automatic annual renewal commencing on that date.

          Litigation
          __________

          The Company is involved in litigation in the normal course of business. None of the legal actions are expected to have a material effect on the Company's results of operations or financial condition.

          NOTE 14 - INCOME TAXES

          The Company is included in the consolidated federal tax return of its parent, Medley Group, Inc. Federal and state income taxes are provided for on a stand-alone basis as if the Companies filed their own tax returns.

          The provision for income taxes is as follows:

                                            (Unaudited)
                                           September 30,   December 31,
                                               1997            1996
                                           _____________    ___________
             Deferred Income Tax
             Expense:
               Federal                       $    --        $102,500
               State                              --          17,500
               Less Valuation Allowance       (   --)       (120,000)
                                             _______        ________
               Deferred Income Tax           $    --        $
                                             =======        ========

          At September 30, 1997 and December 31, 1996, the Company has an unused net operating loss carryforward of approximately $409,800 and $573,000, respectively, expiring in 2010, which is available for use on its future corporate federal and state tax returns. The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using a 40% combined effective tax rate.

                                               (Unaudited)
                                              September 30,
                                                   1997       December 31,
                                                __________        1996
                                                               _________
           Deferred Tax Asset:
             Tax Benefit of Net Operating      $163,900       $229,200
                Loss
             Less:  Valuation Allowance        (163,900)      (229,200)
                                               ________       ________
             Deferred Tax Asset                $     __       $     __
                                               ________       ________

          Reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:


                                         (Unaudited)
                                          September
                                             30,      December 31,
                                            1997          1996
                                         __________    __________
                  Benefit of Federal        (34%)         (34)%
                  Statutory Rate
                  Benefit at State          (6)%          (6)%
                  Income Tax Rate           _____         _____
                                            (40)%         (40)%
                                            =====         =====

          NOTE 15 - DEPENDENCE ON AFFILIATES AND OTHERS

          The Company has relied primarily on the customer relationships generated by its affiliates for a significant source of its business. In addition, the Company has outstanding receivable balances from the affiliates of $1,297,125. The future operations of Medley Credit is therefore dependent upon these affiliates.

          NOTE 16 - PROPOSED PUBLIC OFFERING

          The Company has signed a Letter of Intent with an underwriter to complete an initial public offering for a minimum of 1,200,000 shares of common stock (of which the Company is offering 1,000,000 shares and the Selling Stockholder is offering 200,000 shares) and 1,200,000 warrants and a maximum of 1,600,000 shares of common stock (of which the Company is offering 1,400,000 shares and the Selling Stockholder is offering 200,000 shares) and 1,600,000 warrants. The stock to be issued consists of $.01 par value common stock at $5.50 per share. The warrants to be issued consist of one redeemable warrant to purchase one share of common stock. The warrants will be issued at $.15 each and entitles the registered holder to purchase one share of common stock at a price of $5.00. The common shares of stock and the warrants may be purchased separately and will be separately transferrable. Professional fees incurred through December 31, 1996, in connection with the proposed offering, have been recorded as prepaid offering costs in the amount of $73,015 and will be charged to additional paid-in capital upon completion of the offering or will be charged to expense, if the offering is not completed.

          NOTE 17 - SUBSEQUENT EVENTS

          Line of Credit Expiration
          _________________________

          The Company's line of credit, described in Note 5, expired January 29, 1997. Subsequent to January 29, 1997 an additional payment of $55,000 was made to the bank and the note was extended.

          Stock Option Plan
          _________________

          On January 9, 1997, the Company adopted a stock option plan (the "Stock Option Plan"). The Stock Option Plan has 500,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock and/or Warrants. No options have been granted under the Stock Option Plan.

          Employment Agreements
          _____________________

          The Company entered into employment agreements on January 9, 1997 with its President and Chairman in the amounts of $60,000 and $30,000, respectively, which will begin to accrue upon consummation of the public offering described in Note 15. The agreements are effective for a period of one year. The
          Agreements are automatically renewable by the Company on an annual basis.

          NOTE 18 - RESTATEMENT OF FINANCIAL INFORMATION

          On September 25, 1997, it was discovered that the Company's Series A 10% convertible preferred stock as described in Note 10 requires a sinking fund and, as a result, has been reclassified outside of stockholders' equity.

                             INDEPENDENT AUDITORS' REPORT



          The Shareholders of
          Medley Credit Acceptance Corp.


          We have audited the accompanying statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Medley Credit Acceptance Corp. for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company experienced a substantial loss in 1995, has substantial working capital deficiency and shareholders' deficit at December 31, 1995, and in addition, there is substantial uncertainty concerning the collectibility of amounts due from affiliates. These matters raise substantial doubt about the Company's ability to continue as a going concern, which in turn raise uncertainty about the carrying value of its rental equipment. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the resolution of these uncertainties.



          Valley Stream, New York

          September 13, 1996, except for
             notes 3, 5 and 8, as to which the date is December 6, 1996.


                                   ISRAELOFF, TRATTNER & CO. P.C.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)


                               STATEMENT OF OPERATIONS


                         FOR THE YEAR ENDED DECEMBER 31, 1995


          REVENUES (Note 1)                                    $   388,008

          COSTS AND EXPENSES
             Depreciation (Notes 1 and 2)         $  151,914
             Interest expense                        160,040
             Repairs and disposition losses on        74,577
              rental equipment                        87,456
             Write-down of rental equipment not      210,628
              in service (Note 2)                  _________
             General and administrative
              expenses
               Total costs and expenses                            684,615
                                                               ___________

               Loss before other expense                          (296,607)

          OTHER EXPENSE - provision for
          uncollectible advances                                   600,000
           to affiliates (Note 4)                              ___________
               NET LOSS                                           (896,607)

          PREFERRED DIVIDENDS                                     (205,447)
                                                               ___________
               Net Loss Applicable to Common                   $(1,102,054)
                 Shareholders

          NET LOSS PER COMMON SHARE (Note 1)                   $      (.98)
                                                               ===========

          WEIGHTED AVERAGE NUMBER OF SHARES                      1,120,000
            OUTSTANDING                                        ===========


                  <f>See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                          STATEMENT OF SHAREHOLDERS' DEFICIT

                         FOR THE YEAR ENDED DECEMBER 31, 1995



                                PREFERRED SHARES            COMMON SHARES

                                NUMBER      AMOUNT        NUMBER       AMOUNT
                                ______      ______        ______       ______
   BALANCE - BEGINNING OF
    YEAR AS PREVIOUSLY
    REPORTED                 1,643,726     $16,437         1,000     $200,000

   PRIOR PERIOD ADJUSTMENT          --          --            --           --
    (Note 7)                 _________     _______         _____     ________

   BALANCE, BEGINNING OF
    YEAR AS RESTATED         1,643,726      16,437         1,000      200,000
   NET LOSS                         --          --            --           --

                                    --
                             _________          --            --           --
   PREFERRED DIVIDENDS                      ______         _____      _______
   BALANCE - DECEMBER 31,    1,643,726     $16,437         1,000     $200,000
    1995                     =========     =======         =====     ========


                                          Additional   Accumulated
                                           Paid-In       Deficit        Total
                                           Capital
                                          __________   ___________      ______

   BALANCE - BEGINNING OF YEAR AS
     PREVIOUSLY REPORTED                  $979,146      $(369,183)   $  826,400
                                                --       (321,807)     (321,807)
   PRIOR PERIOD ADJUSTMENT (Note 7)        _______      _________     _________

   BALANCE, BEGINNING OF YEAR AS
    RESTATED                               979,146       (690,990)      504,593
                                                --
   NET LOSS                                              (896,607)     (896,607)

                                                --       (205,447)     (205,447)
   PREFERRED DIVIDENDS                    ________      _________     _________

                                          $979,146    $(1,793,044)    $(597,461)
   BALANCE - DECEMBER 31, 1995            ========    ===========     =========

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)


                               STATEMENT OF CASH FLOWS

                         FOR THE YEAR ENDED DECEMBER 31, 1995


          CASH FLOWS FROM OPERATING ACTIVITIES
             Net loss                                            $(896,607)
             Adjustments to reconcile net loss to
              net cash provided
               by operating activities;               $151,914
                 Depreciation                          600,000
                 Provision for uncollectible            87,456
                   advances to affiliates
                 Write-down of rental equipment        (29,820)
                   not in service                      140,905
                Changes in assets and                   12,396
                   liabilities:                        (17,775)
                    Accounts receivable               ________
                    Prepaid expenses
                    Accounts payable
                    Customer deposits
                 Total adjustments                                 945,076
                                                                 _________

                Net cash provided by operating                      48,469
                  activities
          CASH FLOWS FROM INVESTING ACTIVITIES
            Net advances to affiliates                (276,949)
            Increase in security deposits                 (719)
                                                      ________
                Net cash used by investing                        (277,668)
                 activities
          CASH FLOWS FROM FINANCING ACTIVITIES
            Short-term bank borrowings                 196,735
            Proceeds from long-term debt               389,506
            Repayments of long-term debt              (313,022)
            Dividends paid                            (205,447)
                                                      --------

                Net cash provided by financing                      67,772
                 activities                                      _________
          NET DECREASE IN CASH                                    (161,427)
          CASH - BEGINNING                                         165,230
                                                                 _________

          CASH - END                                             $   3,803
                                                                 =========




                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)


                            NOTES TO FINANCIAL STATEMENTS

                        FOR THE YEAR ENDING DECEMBER 31, 1995



          1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

             Medley Credit Acceptance Corp. (the "Company"), a Delaware Corporation, is a wholly-owned subsidiary of Medley Group, Inc. ("Medley"). The Company is engaged in the leasing of dry cleaning equipment, principally in Florida.

             The financial statements have been prepared on a going concern basis which contemplates realization of assets and satisfaction of liabilities in the ordinary course of business. However, the Company incurred a net loss of $896,607 for the year ended December 31, 1995, and as of that date, it has a working capital deficiency of $664,021 and a shareholders' deficit of $597,461. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence as a going concern, is dependent upon its ability to attain profitable operations and to obtain equity and/or debt financing. Management plans to rely, to a substantial extent, on the Company's ability to successfully complete a proposed initial public offering (Note 8), and also upon the collectibility of amounts advanced to affiliates (Note 4).

             The Company believes the above plan will permit it to continue operations. However, there can be no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from this uncertainty.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to valuation of amounts due from affiliates and the net realizable value of rental equipment. It is at least reasonably possible that the significant estimates used will change within the next year.

             REVENUE RECOGNITION

             The Company recognizes revenue from its leased equipment as earned under operating lease agreements. Rental equipment is stated at cost using the specific identification method. When assets are sold or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful life of the assets, 7 years.

          1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             PROPERTY, EQUIPMENT AND DEPRECIATION

             Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.


             DEFERRED INCOME TAXES

             The Company provides deferred income taxes resulting from temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected when taxes are actually paid or
             recovered.     Valuation  allowances   are  established   when
             necessary  to  reduce  deferred  tax   assets  to  the  amount
             expected to be realized. Temporary differences result principally from the write-down of amounts due from affiliates and of certain rental equipment.

             NET LOSS PER COMMON SHARE

             Net loss per common share is based on the weighted average of common shares outstanding. On June 30, 1996, the Company effected a 1,120 for 1 stock split, thereby increasing the common shares outstanding from 1,000 to 1,120,000. All per share data have been restated to reflect this stock split.

          2. RENTAL EQUIPMENT AND DEPRECIATION

             Rental equipment consists of the following:

                                                      Not
                                   In Service     In Service       Total
                                   __________     __________       _____
             Equipment, at cost   $751,529       $695,840      $1,447,369

             Less:  Accumulated    406,949        620,371       1,027,320
               depreciation       ________       ________      __________

                Net rental        $344,580       $ 75,469       $  20,049
                 equipment        ========       ========       =========

             The depreciation expense for the year was $141,208. The Company provided a write-down of $87,456 on the equipment not currently in service, to reduce it to its estimated net realizable value. However, it is at least reasonably possible that this estimate will change.

                Rents receivable under operating lease commitments are as follows:

                   1996                                   $152,400
                   1997                                     38,288
                   Thereafter                                    0
                                                          ________
                                                          $190,688
                                                          ========

          3. NOTES PAYABLE

             The Company maintains a $350,000 revolving credit line agreement with a commercial bank that is used to finance working capital requirements. At December 31, 1995, the amount outstanding was $334,895. Borrowings are due on demand, with interest payable monthly at 2-1/2% over the bank's prime rate. The agreement was due to expire June 3, 1996 and was extended to October 3, 1996, but still remains substantially unpaid. All borrowings under the note are collateralized by substantially all assets not otherwise pledged and are personally guaranteed by the Company's principal officers and "Medley". The note contains various restrictive covenants, which among other things require the maintenance of certain financial ratios. As of December 1996, approximately $100,000 had been repaid to the bank. The Company is currently negotiating an extension of the line.

          4. RELATED PARTY TRANSACTIONS

             The Company has transactions with related companies whose ownership is substantially the same as that of the Company. Included in the statement of operations are the following items of income and (expense):


               Management fees                                 $   (30,000)
               Allocated general and                           $   (24,650)
               administrative expenses
               Rental revenues                                 $    16,162

             Included in the balance sheet at December 31, 1995 are:

               Due from affiliates (less                       $   766,665
               allowance of $600,000)
               Due to affiliated company                       $  (127,279)

             The balance due to and due from related companies result principally from non-interest bearing advances with no definite due date. The Company has reduced the receivable to its estimated net realizable value through a $600,000 allowance. However, it is at least reasonably possible that the amount collected will differ from management's estimate.

          5. COMMITMENTS AND CONTINGENCIES

             Lease Agreements

             An affiliate of the Company is obligated under a lease for its premises expiring October 1997, which requires minimum annual rentals of $25,000 plus increases based on real estate taxes and operating costs. Included in the statement of operations is $2,700 allocated to the Company, under this lease.

             In addition, the Company rents warehouse space on a month-to-month basis for storage purposes at a cost of approximately $700 per month.

             Employment Agreements

             Effective December 1, 1996, the Company entered into one-year employment agreements with its President and Secretary for annual amounts of $60,000 and $30,000, respectively. The agreements may be automatically renewed on an annual basis.

             Management Agreement

             On October 31, 1996, but effective January 1, 1994, the Company entered into a management agreement with a related company. The related company provides management services at a fee of $90,000 per annum. The agreement expires December 1996 and may be renewed on an annual basis.

             In 1995, the related company agreed to modify the agreement to $30,000 for that year.

             Litigation

             The Company is involved in several actions in the normal course of business, none of which are expected to have a material effect on the Company's results of operations or financial condition.

          6. INCOME TAXES

             The Company, its parent company and its parent's other subsidiaries file a consolidated Federal income tax return. The effective consolidated federal tax rate is applied to each company's taxable income or loss for purposes of allocating the consolidated federal tax.

             The potential deferred tax asset resulting from net operating loss carryforwards has been reduced to zero by a valuation allowance because management could not conclude that realization of such benefits was more likely than not. Furthermore, the Internal Revenue Code contains provisions which may limit the loss carryforwards available if significant changes in stockholder ownership of the Company occur.

          7. PRIOR YEAR ADJUSTMENTS

             The accumulated deficit at the beginning of 1995 has been restated to correct the valuation of certain rental equipment that was taken out of service and placed in storage in prior years and to correct the treatment of proceeds from a financing company in 1994.

          8. PROPOSED PUBLIC OFFERING

             The Company has signed a Letter of Intent with an underwriter to complete an initial public offering for a minimum of 420,000 units and a maximum of 620,000 units. Each unit consists of one share of $.01 par value common stock at $6.50 per share and one redeemable warrant to purchase one share of common stock at $.10 per share. Professional fees incurred in connection with the proposed offering will be recorded as a deferred cost and will be charged to additional paid-in capital upon completion of the offering, or will be charged to expense if the offering is not completed.











     ===================================
     NO DEALER, SALESPERSON OR OTHER
     PERSON HAS BEEN AUTHORIZED TO GIVE
     ANY INFORMATION OR TO MAKE ANY
     REPRESENTATION OTHER THAN THOSE                1,600 SHARES
     CONTAINED IN THIS PROSPECTUS IN                COMMON STOCK
     CONNECTION WITH THE OFFER MADE BY
     THIS PROSPECTUS, AND, IF GIVEN OR
     MADE, SUCH INFORMATION OR               1,600,000 REDEEMABLE WARRANTS
     REPRESENTATIONS MUST NOT BE RELIED         TO PURCHASE COMMON STOCK
     UPON AS HAVING BEEN AUTHORIZED BY
     THE COMPANY.  THIS PROSPECTUS DOES
     NOT CONSTITUTE AN OFFER TO SELL OR
     A SOLICITATION OF AN OFFER TO BUY
     ANY OF THESE SECURITIES IN ANY
     JURISDICTION TO ANY PERSON TO WHOM
     IT IS UNLAWFUL TO MAKE SUCH OFFER
     OR SOLICITATION.  EXCEPT WHERE
     OTHERWISE INDICATED, THIS PROSPECTUS
     SPEAKS AS OF THE EFFECTIVE DATE OF
     THE REGISTRATION STATEMENT.  NEITHER
     THE DELIVERY OF THIS PROSPECTUS NOR
     ANY SALE HEREUNDER SHALL UNDER ANY
     CIRCUMSTANCES CREATE ANY IMPLICATION
     THAT THERE HAS BEEN NO CHANGE IN THE
     AFFAIRS OF THE COMPANY SINCE THE DATE
     HEREOF.

               TABLE OF CONTENTS
                                        Page
                                        ____
     Prospectus Summary  . . . . . . . . .  3
     Risk Factors  . . . . . . . . . . . .  7
     Use of Proceeds . . . . . . . . . . . 15              MEDLEY CREDIT
     Dividend Policy . . . . . . . . . . . 16            ACCEPTANCE CORP.
     Capitalization  . . . . . . . . . . . 17
     Dilution  . . . . . . . . . . . . . . 17
     Management's Discussion and Analysis
       of Financial Condition and Results
       of Operations . . . . . . . . . . . 19
     Business  . . . . . . . . . . . . . . 22               __________
     Management  . . . . . . . . . . . . . 25               PROSPECTUS
     Principal Stockholders  . . . . . . . 28               __________
     Certain Transactions  . . . . . . . . 29
     Description of Securities . . . . . . 31
     Shares Eligible for Future Sale . . . 34
     Plan of Distribution  . . . . . . . . 35
     Legal Matters . . . . . . . . . . . . 36
     Experts . . . . . . . . . . . . . . . 36
     Additional Information  . . . . . . . 37
     Index to Financial Statements . . .  F-1
                  ______________


     Until January  . , 1998 (90 days
     after the date of this Prospectus),
     all dealers effecting transactions
     in the registered securities, whether
     or not participating in this
     distribution, may be required to
     deliver a Prospectus.  This is in
     addition to the obligation of dealers
     to deliver a Prospectus when acting
     as underwriters and with respect to
     their unsold allotments or subscriptions.           OCTOBER . , 1997


     =========================================       ========================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
          Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

               The Company's By-Laws and Certificate of Incorporation provide that the Company shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company against all expense, loss or liability in connection therewith.

               Section 145 of the  Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

               If a person is entitled to indemnification in respect to a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such person to the maximum extent for such portion of the liabilities.

          ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement.

               SEC registration fee . . . . .     $   5,527.28
               NASD filing fee  . . . . . . .         2,204.00
               Nasdaq SmallCap Market
                    listing fee . . . . . . .         9,880.00
               Accounting fees and expenses .        30,000.00
               Legal fees and expenses  . . .       100,000.00
               Blue sky fees and expenses . .        10,000.00
               Transfer and Warrant Agent fee         3,500.00
               Printing and engraving fees  .         3,000.00
               Miscellaneous  . . . . . . . .           888.72
                                                    __________

                  Total . . . . . . . . . . .     $165,000.00*
          ___________________________

               * The Company will pay the above expenses with the proceeds from this offering, except that for $30,000 of such expenses have already been paid.


          ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

               During June 1996, the Company offered holders of approximately $951,590 principal amount of unsecured notes of the Company, each of whom was an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, the opportunity to exchange their notes into shares of the Company's Convertible Preferred Stock. Noteholders converted approximately $765,657 principal amount of notes into 811,973 shares of Convertible Preferred Stock.

               Concurrently, in June 1996, the Company offered Messrs. Robert Press and Steven Edelson, President and Chairman of the Board, and former Chairman of the Board, and a principal stockholder, of the Company, respectively, the opportunity to exchange their shares of 13-1/2% preferred stock of the Company then owned by them, having an aggregate liquidation value of $1,643,726, into shares of Convertible Preferred Stock. Messrs. Press and Edelson exchanged all of their shares of 13-1/2% preferred stock for an aggregate of 2,136,844 shares of Convertible Preferred Stock (604,717 shares to Mr. Press and 1,532,127 shares to Mr. Edelson). Mr. Edelson subsequently transferred these shares of Convertible Preferred Stock to his wife, Carol Edelson, in July 1997.

               From June 1, 1996 through March 31, 1997, Messrs. Press and Edelson loaned the Company $58,218 and $47,018, respectively. In connection with these loans, the Company issued to each of Messrs. Press and Edelson warrants to purchase up to 142,500 shares of Common Stock. These warrants are exercisable at any time on or prior to September 30, 2000, at an exercise price of $1.50 per share. Mr. Edelson subsequently transferred his rights to receive payments under his loan to the Company and his warrants to his wife, Carol Edelson, in July 1997.

               From June 1, 1996 to March 31, 1997, Tile's International, a company controlled by Steven Dreyer, a director of the Company, loaned the Company $100,000, of which approximately $81,321 was outstanding at March 31, 1997. In connection with these loans, the Company issued to Tile's International warrants to purchase up to 5,625 shares of Common Stock. These warrants are exercisable at any time prior to September 30, 2000, at an exercise price of $1.50 per share.

               In December 1996, the Company sold to Maynard Hellman, a director of the Company, in consideration for $100,000, warrants to purchase up to 1,000,000 shares of Common Stock of the Company. These warrants are identical to the Warrants being offered hereby except that the exercise price of the warrants owned by Mr. Hellman is $5.00 per share.

               Section 4(2) of the Securities Act provides an exemption for the Company for each of the above-described transactions.

          ITEM 27.EXHIBITS.
          3.1 Amended and Restated Certificate of Incorporation of the Company+
          3.2 Certificate of Designation, Rights and Preferences relating to shares of the Company's Series A 10% Convertible Preferred Stock+
          3.3     By-Laws of the Company+
          4.1     Specimen Common Stock Certificate+
          4.2 Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3)
          4.3 Warrant Agency Agreement, dated as of . , 1997, between the Company and American Stock Transfer & Trust Company+
          5.1     Opinion of Reid & Priest LLP+

          10.1 Employment Agreement, dated as of December 1, 1996, as amended, between Robert D. Press and the Company
          10.2    Employment Agreement, dated as of December 1, 1996,
                  between Steven L. Edelson and the Company+
          10.3    Management Agreement, dated as of October 31, 1996,
                  between Performance Capital Management, Inc. and the
                  Company+
          10.4 Agreement, dated as of May 23, 1997, between the Company and Medley Group, Inc.+
          10.5 Escrow Agreement, dated as of , 1997, among the Company, Medley Group, Inc. and SunTrust/South Florida, National Association

          10.6    The Company's 1997 Stock Option Plan+
          16      Letter on Change in Certifying Accountant+
          23.1    Consent of Reid & Priest LLP (included in Exhibit
                  5.1)
          23.2    Consent of Israeloff, Trattner & Co. P.C.
          23.3    Consent of Daszkal, Bolton & Manela

          24      Power of attorney+
          27      Financial Data Schedule+
          __________________________________
          + Previously filed.

          ITEM 28.  UNDERTAKINGS.

             The Company hereby undertakes:

             (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                 (iii) To include any additional or changed material on the plan of distribution.

             (b) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

             The Company will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             For determining any liability under the Securities Act, the Company will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

             For determining any liability under the Securities Act, the Company will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      SIGNATURES

             In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Coral Gables, State of Florida, on this 23rd day of December, 1997.

                                             MEDLEY CREDIT ACCEPTANCE CORP.

                                                   /s/ Robert D. Press
                                             _______________________________
                                             Robert D. Press
                                             Chairman of the Board,
                                             President, Treasurer and
                                             Secretary


             In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement was signed by the following persons in the capacities and on the dates stated.

                 Signatures                Title                  Date
                 __________                _____                  ____

            /s/ Robert D. Press
           _____________________   Chairman of the Board    December 23, 1997
              Robert D. Press      President, Treasurer
                                       and Secretary
                                   (Principal Executive,
                                         Financial
                                       and Accounting
                                         Officer)
                   /s/ *
           _____________________         Director           December 23, 1997
              Steven Dreyer

                   /s/ *
           _____________________         Director           December 23, 1997
              Maynard Hellman

          * By:  Robert D. Press as
               Attorney-in-Fact

                                    EXHIBIT INDEX
                                    _____________


     3.1    Amended and Restated Certificate of Incorporation of the Company+
     3.2    Certificate  of  Designation,  Rights  and  Preferences relating to shares of the  Company's Series A 10%  Convertible Preferred Stock+
     3.3    By-Laws of the Company+
     4.1    Specimen Common Stock Certificate+
     4.2    Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3)
     4.3    Warrant Agency Agreement, dated as of . , 1997, between the Company and American Stock Transfer & Trust Company+
     5.1    Opinion of Reid & Priest LLP+
     10.1   Employment  Agreement,  dated as  of December  1, 1996, as amended, between Robert D. Press and the Company
     10.2   Employment Agreement,  dated as of December 1, 1996, between Steven
            L. Edelson and the Company
     10.3   Management  Agreement,  dated as of October  31,  1996, between
            Performance Capital Management, Inc. and the Company+
     10.4   Agreement, dated as of May 23, 1997, between the Company and Medley
            Group, Inc.+
     10.5   Escrow Agreement, dated as of  . ,  1997, among the Company, Medley
            Group, Inc. and Turnberry Bank
     10.6   The Company's 1997 Stock Option Plan
     16     Letter on Change in Certifying Accountant
     23.1   Consent of Reid & Priest LLP (included in Exhibit 5.1)
     23.2   Consent of Israeloff, Trattner & Co. P.C.
     23.3   Consent of Daszkal, Bolton & Manela
     24     Power of attorney
     27     Financial Data Schedule


     __________________________________
     + Previously filed.